Exhibit 10.1

OFFICE BUILDING LEASE

by and between

HALL 2801 NETWORK ASSOCIATES, LTD.

and

AVATAR SYSTEMS, INC.

OFFICE BUILDING LEASE

TABLE OF CONTENTS

ARTICLE I - DEFINED TERMS			1

1.1	Tenant		1
1.2	Premises		1
1.3	Term		1
1.4	Base Rental		1
1.5	Base Year		1
1.6	Landlord’s Share of Building Operating Costs		1
1.7	First Year Estimated Energy Costs		1
1.8	Prepaid Rent		1
1.9	Security Deposit		1
1.10	Premises Use		1
1.11	Tenant’s Commercial General Liability Insurance		1
1.12	Addresses for Notices and Payment of Rent and Other Charges		2
1.13	Broker		2
1.14	Exhibits		2
1.15	Incorporation		2

ARTICLE II - PREMISES, COMMON AREAS			2

2.1	Demise		2
2.2	Rentable Area of Building		2
2.3	Acceptance of Premises and Building by Tenant		3
2.4	Walls, Ceilings		3
2.5	Common Areas		3

ARTICLE III - TERM			3

3.1	Lease Term		3
3.2	Delivery of Premises		3
3.3	Holding Over by Tenant		4

ARTICLE IV – TENANT’S MONETARY OBLIGATIONS			4

4.1	Base Rental		4
4.2	Rental Abatement		4
4.3	Tenant’s Share of Certain Building Costs		4
	4.3.1	Pro Rata Share	4
	4.3.2	Building Operating Costs	5
	4.3.3	Energy Costs	5
	4.3.4	Electricity Savings Expenditures	5
	4.3.5	Estimated Costs	6
4.4	Adjustment for Occupancy		7
4.5	Prepaid Rent		7
4.6	Security Deposit		7
4.7	Taxes on Tenant’s Property		7
4.8	Late Payments		8
4.9	Interest		8
4.10	Supervision Fee		8
4.11	Additional Rental		8

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ARTICLE V - CONSTRUCTION			8

ARTICLE VI - SERVICES AND UTILITIES			8

6.1	Services by Landlord		8
6.2	Tenant’s Obligations		9
6.3	Additional Services		9
	6.3.1	Heating and Air Conditioning	9
	6.3.2	Electricity	9
	6.3.3	Cleaning	10
6.4	Interruption		10

ARTICLE VII - USE AND OCCUPANCY			11

7.1	Quiet Enjoyment		11
7.2	Tenant’s Use		11
7.3	Rules and Regulations		11
7.4	Additional Covenants of Tenant		11
	7.4.1	Applicable Laws	11
	7.4.2	Waste, Hazards	11
7.5	Entry by Landlord		12
7.6	Building Name		12

ARTICLE VIII - REPAIRS, ALTERATIONS			12

8.1	Repairs and Maintenance		12
8.2	Surrender of Premises		12
8.3	Alterations and Additions by Tenant		13
	8.3.1	Approval Required	13
	8.3.2	Complex Alterations	13
	8.3.3	Standard of Work	13
	8.3.4	Ownership of Alterations	14
8.4	Mechanics and Materialmen’s Liens		14
8.5	Control of Building and Common Areas		14

ARTICLE IX - INSURANCE			14

9.1	Tenant’s Insurance		14
	9.1.1	Liability Insurance	14
	9.1.2	Property Insurance	14
	9.1.3	Policy Form	15
9.2	Indemnity		15
9.3	Landlord’s Insurance		16
9.4	Waiver of Subrogation		16
9.5	Control of Proceeds		16

ARTICLE X - ASSIGNMENT AND SUBLETTING			16

10.1	Consent		16
10.2	Landlord’s Option		17
10.3	Definition of Assignment		18
10.4	Bankruptcy, Insolvency		18
10.5	Landlord’s Assignment		19

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ARTICLE XI - FIRE AND OTHER CASUALTY			19

11.1	Total Destruction		19
11.2	Partial Destruction		19
11.3	No Liability		19

ARTICLE XII - EMINENT DOMAIN			19

12.1	Total Taking		19
12.2	Partial Taking		20
12.3	Award		20

ARTICLE XIII - DEFAULT BY TENANT			20

13.1	Events of Default		20
	13.1.1	Monetary Default	20
	13.1.2	Nonmonetary Default	20
	13.1.3	Assignment to Creditors	20
	13.1.4	Insolvency	20
	13.1.5	Receivership	20
	13.1.6	Abandonment	21
	13.1.7	Inaccuracy of Financial Information	21

13.2	Remedies		21
	13.2.1	Landlord’s Remedies	21
	13.2.2	Relet Premises	22
	13.2.3	Cure Default	23
	13.2.4	Injunctive Relief	23
13.3	Landlord’s Damages		23
13.4	Remedies Cumulative		23
13.5	Joint and Several Liability		23
13.6	Lien for Rent		23
13.7	Attorneys’ Fees		24
13.8	Waiver		24
13.9	Landlord’s Default		24

ARTICLE XIV - SUBORDINATION AND ATTORNMENT			25

14.1	Subordination		25
14.2	Attornment		25
14.3	Further Documentation		25

ARTICLE XV - CERTIFICATES			25

15.1	Estoppel Certificates		25
15.2	Financial Statements		26

ARTICLE XVI - INTEREST OF LANDLORD			26

16.1	Consents		26
16.2	Force Majeure		26
16.3	Best Efforts		26
16.4	Exculpation		26
16.5	Sale of Building		26

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ARTICLE XVII - NOTICES		27

ARTICLE XVIII - BROKERS		27

ARTICLE XIX - RELOCATION OF TENANT		27

19.1	Substitute Premises	27
19.2	Substitute Premises Rental	27
19.3	Landlord’s Obligations	28
19.4	Tenant’s Obligations	28
19.5	Status of Lease	28

ARTICLE XX - MISCELLANEOUS		28

20.1	No Implied Waiver	28
20.2	No Recording	28
20.3	Independent Contractor	28
20.4	Additional Amenities	28
20.5	Survival	29
20.6	Severability	29
20.7	Amendments	29
20.8	Binding Effect	29
20.9	Gender	29
20.10	Captions	29
20.11	Exhibits	29
20.12	Entire Agreement	29
20.13	Counterparts	29
20.14	Governing Law and Venue	29
20.15	No Reservation	30
20.16	Guaranty – INTENTIONALLY LEFT DELETED	30
20.17	Tenant Representation	30
20.18	OFAC Certification	30

EXHIBITS

Exhibit “A” - Floor Plan of the Premises
Exhibit “B” - Legal Description of Property
Exhibit “C” - Building Operating Cost Examples
Exhibit “D” - Rules and Regulations
Exhibit “E” - Leasehold Improvements Agreement
Exhibit “F” - Parking Agreement
Exhibit “G”- Acceptance of Premises Memorandum
Exhibit “H” - Intentionally Deleted
Exhibit “I” - Option to Renew
Exhibit “J” - Right of First Refusal

-iv-

INDEX OF DEFINED TERMS

Term	Section

Addresses for Notices and Payment of Rent and Other Charges	1.12
Adequate Assurances of Future Performance	10.4
Applicable Laws	7.4.1
Assign, Assignment	10.3
Bankruptcy Code	10.4
Base Rental	1.4
Base Year	1.5
Broker	1.13
Building	2.1
Building Operating Costs	4.2.2
Common Areas	2.5
Commencement Date	3.1
Encumbrances	14.1
Energy Costs	4.2.3
Estimated Building Operating Costs	4.2.4
Estimated Energy Costs	4.2.4
Expiration Date	3.1
First Year Estimated Energy Costs	1.7
Landlord	Preamble
Landlord’s Share of Building and Operating Costs	1.6
Lease	Preamble
Premises	1.2
Premises’ Pro Rata Share	4.2.1
Prepaid Rent	1.8
Project Manager	16.6
Property	2.1
Purchaser	14.2
Rentable Square Feet	2.2.2
Security Deposit	1.9
Sublet, Subletting	10.3
Substitute Premises	19.1
Tenant	1.1
Tenant’s Commercial General Liability Insurance	1.11
Term	1.3

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OFFICE BUILDING LEASE

          THIS OFFICE BUILDING LEASE (the “Lease”) is made and entered into as of the date stated above the signature lines below, between Hall  2801 Network Associates, Ltd., a Texas limited partnership (the “Landlord”), and Tenant (as defined below).

ARTICLE I

DEFINED TERMS

          For purposes of this Lease, the following terms shall have the respective meanings set forth below.

          1.1     Tenant: Avatar Systems, Inc. (the “Tenant”), a corporation organized under the laws of the State of Texas.

          1.2     Premises:  Designated as Suite 210, outlined and crosshatched on Exhibit ”A” hereof and containing approximately Five Thousand Seven Hundred Sixty-Five (5,765) Rentable Square Feet on floor two (2) of the Building located at 2801 Network Boulevard, Frisco, Texas.  (Article II)

          1.3     Term:  Beginning on Commencement Date (contemplated to be October 1, 2005) and ending September 30, 2015, One Hundred Twenty (120) full calendar months following Commencement Date.  (Article III)

          1.4     Base Rental: One Hundred Twenty Six Thousand Eight Hundred Thirty and No/100 Dollars ($126,830.00) annually [Computed on the basis of Twenty-Two and No/100 Dollars ($22.00) per Rentable Square Foot of the Premises] payable in equal monthly installments of Ten Thousand Five Hundred Sixty-Nine and 17/100 Dollars ($10,569.17).  (Section 4.1)

          1.5     Base Year:   Calendar year 2006. (Section 4.2)

          1.6     Landlord’s Share of Building Operating Costs: The actual Building Operating Costs for the Base Year.

          1.7     First Year Estimated Energy Costs: Eight Thousand Nine Hundred Thirty Five and 75/100 Dollars ($8,935.75) annually [computed on the basis of One and 55/100 Dollars ($1.55) per Rentable Square Foot of the Premises], payable in equal monthly installments of Seven Hundred Forty-Four and 65/100 Dollars ($744.65).  (Section 4.2)

          1.8     Prepaid Rent:  Ten Thousand Five Hundred Sixty-Nine and 17/100 Dollars ($10,569.17) applicable to the Eleventh (11th) month of the Term.  (Section 4.4)

          1.9     Security Deposit: Ten Thousand Five Hundred Sixty-Nine and 17/100 Dollars ($10,569.17).  (Section 4.5)

          1.10   Premises Use:  Office space for general office use.  (Article VII)

          1.11   Tenant’s Initial Commercial General Liability Insurance Limits:  Minimum protection of not less than $1,000,000 per occurrence for bodily injury and property damage, $1,000,000 per occurrence for personal or advertising injury, and $2,000,000 for general or aggregate liability, together with One Million and No/100 Dollars ($1,000,000.00) umbrella coverage.  (Section 9.1)

          1.12   Addresses for Notices and Payment of Rent and Other Charges:  (Article XVII)

To Tenant:	To Landlord:

Avatar Systems, Inc.	Hall 2801 Network Associates, Ltd.,
2801 Network Boulevard, Suite 210	6801 Gaylord Parkway, Suite 406
Frisco, TX 75034	Frisco, Texas 75034
Attn: Chuck Shreve	Attn: Building Manager

with copies of notices to:	with copies of notices to:

Hall Financial Group, Ltd.
6801 Gaylord Parkway, Suite 100
Frisco, Texas 75034
Attn: Mark Depker

          1.13   Broker:  Jo Thompson of Stoneleigh Huff Brous & McDowell, LP.  (Article XVIII)

          1.14   Exhibits:  The following numbered exhibits (the “Exhibits”) are attached to this Lease and made a part of this Lease for all purposes as if fully set forth herein:

Exhibit “A” - Floor Plan of the Premises
Exhibit “B” - Legal Description of Property
Exhibit “C” - Building Operating Cost Examples
Exhibit “D” - Rules and Regulations
Exhibit “E” - Leasehold Improvements Agreement
Exhibit “F” - Parking Agreement
Exhibit “G” - Acceptance of Premises Memorandum
Exhibit “H” - Intentionally Deleted
Exhibit “I” - Option to Renew
Exhibit “J” - Right of First Refusal

          1.15   Incorporation.  Each reference in this Lease or in any exhibit or any attachment to this Lease to any definition set forth in this Article I will be construed to incorporate all of the terms provided under the referenced provision in this Article I.  In the event of any conflict between a provision in this Article I and a provision in any other article of or exhibit, rider or attachment to this Lease, the latter will control.

ARTICLE II

PREMISES, COMMON AREAS

          2.1     Demise.  Landlord, in consideration of the rent to be paid and of the covenants and agreements in this Lease to be performed by Tenant, does hereby lease and demise unto Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.2, in a building (the “Building”) known as 2801 Network Boulevard situated on a tract of land in the City of Frisco, Collin County, Texas, and more particularly described in attached Exhibit ”B” (the “Property”), upon and subject to the terms, covenants and conditions set forth in this Lease, and further subject to all applicable building, zoning and other ordinances and governmental requirements affecting the Building or Premises and to all covenants, encumbrances and other matters of record encumbering or affecting the Building or Premises.

          2.2     Rentable Area of Building.  For all purposes of this Lease, Landlord and Tenant hereby agree that  there are approximately 196,451 Rentable Square Feet contained in the Building based on BOMA Measurement Standards.

          2.3     Acceptance of Premises and Building by Tenant.  Except for the completion of any remaining items of Tenant Improvements (as defined in the Leasehold Improvements Agreement, if any, attached hereto) and except for defects which are not observable upon a reasonable inspection and about which Tenant notifies Landlord within three (3) months after taking possession of the Premises, Tenant accepts the Premises in “AS IS, WITH ALL FAULTS” condition and the taking of possession of the Premises by Tenant will be conclusive evidence as to Tenant that:  (i) the Premises are suitable for the purposes for which the Premises are leased; (ii) the Building and each and every part and appurtenance thereof are in good and satisfactory condition; and (iii) Tenant waives any defects in the Premises and in all other parts of the Building and the appurtenances thereto.  Tenant agrees, upon the commencement of Tenant’s occupancy of the Premises, to execute an Acceptance of Premises Memorandum substantially in the form of the attached  Exhibit “G”.

          2.4     Walls, Ceilings.  Landlord reserves the right to use all of the Building, including, without limitation, the Premises, the exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access thereto through the Premises, for the purposes of operation, maintenance, decoration and repair, so long as same does not unreasonably interfere with Tenant’s use and occupancy of the Premises.  The installation, erection, use and maintenance of any pipes, ducts and conduits in and through the Premises pursuant to this Section 2.4 will not be deemed to interfere with Tenant’s use, enjoyment and occupancy of the Premises, provided that such pipes, ducts and conduits are concealed behind walls or above false ceilings to the extent practicable or otherwise boxed against walls or columns in a manner consistent with Tenant’s decor.

          2.5     Common Areas.  Tenant is hereby granted a nonexclusive, revocable license to use the Common Areas (as hereinafter defined) during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations.  For purposes hereof, “Common Areas” will mean all areas, spaces, facilities and equipment made available by Landlord for the common and joint use of Landlord, Tenant and others in and around the Building, including, but not limited to, sidewalks, lobbies, loading areas, Building stairs, elevators, and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas.

ARTICLE III

TERM

          3.1     Lease Term.  This Lease will be in effect and continue in force during a period beginning on the Effective Date of this Lease and ending on the expiration of the Lease Term, unless this Lease is terminated early or extended to a later date pursuant to the terms of this Lease.  The Term of this Lease shall commence and Rent will accrue beginning on the date (“Commencement Date”) which is the earlier to occur of (i) the commencement of occupancy of the Premises by Tenant for the conduct of business, or (ii) the date which is ten (10) days following the date upon which Landlord delivers notice to Tenant that the Tenant Improvements have been substantially completed in accordance with Exhibit “E” attached hereto (it being further acknowledged and agreed that Landlord shall provide to Tenant not less than ten [10] business days’ prior written  notice of the date that Landlord estimates the Tenant Improvements shall be so substantially completed), and the Term of this Lease will expire on a date (the “Expiration Date”) that corresponds to the number of full calendar months after the Commencement Date set forth in Section 1.3, unless sooner terminated in accordance with the provisions of this Lease, it being understood that this Lease terminates on the last day of the applicable calendar month.

          3.2     Delivery of Premises.  If possession of the Premises is not actually delivered to Tenant on the contemplated Commencement Date set forth in Section 1.3 for any reason, the obligations of Landlord and Tenant will continue in full force and effect; provided, however, in the event of a delay attributable to an action of Landlord, the rental payable hereunder will not commence until the date that Landlord has actually delivered possession of the Premises to Tenant and for each day of Landlord caused delay, one day of rental abatement shall be granted to Tenant.  In addition, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant.  The aforesaid suspension of rental will constitute Tenant’s sole remedy and full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not having been delivered to Tenant on the contemplated Commencement Date.

          3.3     Holding Over by Tenant.  If Tenant continues to hold the Premises after the Expiration Date or earlier termination of this Lease, Tenant will pay to Landlord, as Base Rental, for each month of such holding over, one and a half (1 1/2) times the greater of (i) the amount of the current monthly installments of Base Rental, or (ii) the then current fair market monthly base rental for the Premises.   Such amount will be due and payable in advance on the first day of each calendar month, and shall be prorated for any partial months during any such holdover period on the basis of the number of days in each such partial month.  During such time as Tenant continues to hold the Premises after the expiration or termination hereof, such holding over will be a tenancy at sufferance, subject to all of the terms, provisions, covenants and agreements of this Lease except as modified by this Section 3.3 with respect to the length of the Term and the amount of the Base Rental.  No payments of money by Tenant to Landlord after the expiration or termination of this Lease or after the giving of any notice of termination by Landlord to Tenant will reinstate, continue or extend the Term or reduce the liability of Tenant to Landlord for damages incurred because of such holding over by Tenant or affect any termination notice given by Landlord to Tenant, and no extension of the Term will be valid unless and until the same will be reduced to writing and signed by both  Landlord and Tenant.

ARTICLE IV

TENANT’S MONETARY OBLIGATIONS

          4.1     Base Rental.  Tenant agrees and promises to pay to Landlord at Landlord’s offices in the Building (or at such other place as Landlord may designate from time to time), in lawful money of the United States of America, the Base Rental set forth in Section 1.4 hereof.  The monthly installments of Base Rental will be due and payable in advance on the first day of each calendar month during the Term without notice or demand and without any offset or deduction whatsoever.  Should the Term commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, Base Rental for any such partial month will be prorated on a daily basis.  Base Rental for the first partial month, if any, will be payable on Commencement Date notwithstanding the receipt by Landlord of any prepaid rent under this Lease.  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Base Rental or other amount due from Tenant will be deemed to be other than a payment on account, nor will any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided by this Lease or by applicable law.  The acceptance by Landlord of rental payment(s) on a date after the due date of such payment(s) will not be construed to be a waiver of Landlord’s right to declare a default for a subsequent late payment.

          4.2     Rental Abatement. As part of the consideration for this Lease and subject to the conditions set forth herein, Landlord agrees that, notwithstanding the provisions of Article IV of this Lease, an abatement of Base Rental for the Premises shall be allowed for a period commencing upon the Commencement Date and continuing for ten (10) months from the Commencement Date (the “Rental Abatement Period”).  Tenant shall be obligated to pay all other amounts due by Tenant under its Lease during the Rental Abatement Period, including but not limited to electricity costs.

          4.3     Tenant’s Share of Certain Building Costs

                   4.3.1          Pro Rata Share.  The Term “Premises’ Pro Rata Share” means the amount obtained by multiplying the fraction having as its numerator the number of Rentable Square Feet in the Premises and as its denominator the number of Rentable Square Feet in the Building, times the cost in question.

                    4.3.2          Building Operating Costs.  Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, an amount (“Tenant’s Pro Rata Share”) equal to the Premises’ Pro Rata Share of the amount by which Building Operating Costs for each calendar year of the Term exceeds Landlord’s Share of Building Operating Costs.  For purposes hereof, the term “Building Operating Costs” means all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Building and Common Areas except those costs, charges, and expenses included within the definition of Energy Costs.  Building Operating Costs include and exclude, respectively, without limitation, the items enumerated on Exhibit ”C” to this Lease.  If the Building Operating Costs for any calendar year is less than Landlord’s Share of Building Operating Costs, the Premises’ Pro Rata Share of Building Operating Costs will be deemed to be equal to Landlord’s Share of Building Operating Costs.  Notwithstanding the foregoing provisions of this paragraph, it is agreed that for the purpose of determining such additional rental obligations of Tenant under this Lease pursuant to this paragraph, Building Operating Costs (exclusive of the Non-Capped Operating Costs, as hereinafter defined) for any calendar year following the Base Year shall not be increased by more than six percent (6%) over the amount of Building Operating Costs (exclusive of the Non-Capped Operating Costs) for the then immediately preceding calendar year, provided that such increase shall be determined from year to year on a cumulative and compounding basis; it being further agreed that, for purposes hereof, the term “Non-Capped Operating Costs” shall mean (a) expenditures of a capital nature permitted hereunder to be included in Building Operating Costs, (b) all utility expenses, (c) real estate taxes and assessments permitted hereunder to be included in Building Operating Costs, and (d) insurance premiums.

                    4.3.3          Energy Costs.  Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, the Premises’ Pro Rata Share of Energy Costs for each calendar year of the Term.  For purposes hereof, the term “Energy Costs” means the costs charged to or incurred by Landlord for electricity and any and all other forms of energy for the Building and the Common Areas, except for the separately metered electricity of other Tenants in the Building; including all costs of metering the Building’s use of energy and all indirect costs of providing such energy, such as, but not limited to, any sales, use or other taxes and insurance.  Tenant hereby acknowledges its understanding and agreement that Landlord has entered into (or may hereafter make and enter into) certain agreements with the Building’s utility service provider(s), whereby each such provider has the exclusive right to provide utility services to the Building and Premises, and Tenant agrees to honor any such agreement(s) and to therefore use no other utility service provider(s) in respect to utilities to the Premises; provided, further, that it is acknowledged that Landlord shall have the right (at Landlord’s option) at any time and from time to time during the Lease Term to contract for service from a different company or companies providing electricity or any other applicable utility service, and Tenant shall reasonably cooperate with Landlord in connection with any such change in provider(s).  Landlord’s obligation to furnish such utility services shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations; provided, further, that Landlord may, upon not less than 30 days’ prior written notice to Tenant, discontinue any such services to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service (in which event Tenant shall be responsible for contracting with the supplier of such service, which has been approved by Landlord [such approval not to be unreasonably withheld by Landlord], and for paying all deposits for, and costs relating to, such service).

                    4.3.4          Electricity Savings Expenditures. Notwithstanding anything contained in this Lease to the contrary, if for any reason, including but not limited to imposition of governmental requirements, laws or regulations, or in the event Landlord deems it necessary or prudent to expend monies directly or indirectly for the purpose of attempting to reduce energy consumption of the Building and if by generally accepted accounting principals those funds expended are, or may be treated as capital expenditures, the Tenant shall also pay: (i) Tenant’s pro rata share of the utility charges actually incurred, in accordance with the Lease; plus (ii) Tenant’s pro rata share of the savings generated by the capital expenditures for the applicable period, which savings shall be applied toward amortization of those capital expenditures until such time as the savings from the energy reduction have fully amortized and paid for the capital expenditure.

                    4.3.5          Estimated Costs.  Within ninety (90) days after the end of each calendar year after the Base Year, or as soon thereafter as is reasonably practicable, Landlord will deliver to Tenant a statement (“Statement”) setting forth for the previous calendar year the Building Operating Costs, the Energy Costs, Tenant’s Pro Rata Share of Building Operating Costs and the Premises’ Pro Rata Share of Energy Costs, the amounts paid by Tenant toward Building Operating Costs and Energy Costs and the amounts remaining due from or overpaid by Tenant.  In addition, the Statement shall contain Landlord’s estimate of Tenant’s Pro Rata Share of Building Operating Costs (“Estimated Building Operating Costs”) and Landlord’s estimate of the Premises’ Pro Rata Share of Energy Costs (“Estimated Energy Costs”) for the then current calendar year.  Any Statement delivered to Tenant by Landlord shall be conclusively presumed to be true and correct unless Tenant delivers a written objection to such Statement to Landlord within fifteen (15) days after delivery thereof.  In the event Tenant delivers any such written objection(s) to such Statement to Landlord within the time period set forth in the immediately preceding sentence, then Tenant shall have the right, within fifteen (15) days following Tenant’s delivery of such objection(s), to audit Landlord’s books and records related to such Statement; provided, however, the following conditions shall apply to any such audit by Tenant:

(i) Such audit shall be conducted at the sole expense of Tenant, except as provided hereinbelow;

(ii) Such audit may be conducted only by an independent certified public accountant who is not engaged on a contingency fee or similar basis;

(iii) The books and records of Landlord to be audited shall not include any attorney work product or privileged information disclosed to be such by Landlord;

                    (iv)         Such audit shall only cover the period of time to which such Statement so objected to directly relates; provided, however, that in the event that such audit proves that the cost(s) for particular types or categories of expense items (herein, the “Overstated Items”) for the period of time covered by such audit and set forth in the audited Statement were overstated by Landlord by more than five percent (5%) of the actual cost thereof, then Tenant shall be additionally entitled to audit or review Landlord’s books and records pertaining to such types or categories of the Overstated Items for periods of time during the Term of this Lease pre-dating the period of time to which the Statement so objected to directly relates, which audit and/or review shall be subject to the same terms and conditions of this Section 4.2.5 pertaining to audits by Tenant of Landlord’s books and records;

(v) Such audit shall be conducted only at Landlord’s office(s) where such books and records are maintained, and shall be conducted only during Normal Business Hours;

(vi) Tenant shall provide Landlord, immediately upon request, with a copy of any report or statement rendered with respect to such audit;

                    (vii)        Tenant shall maintain the results of each such audit confidential and any third party used by Tenant in connection with such audit shall be required, as a condition precedent to such party’s use with respect to such audit, to agree with Landlord in writing in advance (in form and content satisfactory to Landlord) to maintain the results of such audit confidential (excepting, however, any results which Tenant or such third party is compelled to disclose in accordance with applicable law); and

                    (viii)        Landlord agrees to reimburse Tenant for the reasonable costs of any such audit, up to but not to exceed the amount of Five Thousand Dollars ($5,000.00), in the event such audit proves that the cost(s) for the period of time covered by such audit and set forth in the audited Statement were overstated by Landlord by more than five percent (5%) of the actual cost thereof (which reimbursement shall be in addition to any refunds to be provided by Landlord pursuant to Section 4.2.5.2 hereinbelow).

                                        4.3.5.1     Commencing on the first day of the first month following the delivery to Tenant of each Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant will pay to Landlord, concurrently with the Tenant’s payments of the monthly installments of Base Rental as provided in this Lease, one-twelfth (1/12th) of the Estimated Building Operating Costs and one-twelfth (1/12) of the Estimated Energy Costs, as contained in the Statement.

                                        4.3.5.2     In addition, within thirty (30) days after the date of delivery of the Statement, Tenant will pay to Landlord the balance of the amounts, if any, required to be paid pursuant to Section 4.2.5 for the previous calendar year, or if Tenant has overpaid such amount, Landlord will refund the amount of such overpayment to Tenant, except that Landlord may (at Landlord’s sole option) credit any amounts due from Landlord to Tenant against the monthly installments of Base Rental next thereafter coming due.

                                        4.3.5.3     In event that the Commencement Date of this Lease occurs on a day other than the first day of a calendar year, Landlord will notify Tenant of the monthly installments of Estimated Building Operating Costs, if any, for the remainder of such calendar year, no later than thirty (30) days prior to Commencement Date.  For such initial calendar year, the Tenant’s Pro Rata Share of the Building Operating Costs shall be prorated based on a fraction the numerator of which shall be the number of days from the Commencement Date to December 31 and the denominator of which is three hundred sixty-five (365).

                                        4.3.5.4     The Base Year Estimated Energy Costs shall be the amount set forth in Section 1.7 above.

                                        4.3.5.5     In the event that this Lease terminates on a date other than the last day of a calendar year, then upon termination Tenant will pay to Landlord a sum equal to Landlord’s estimate of the amount due as of the date of termination, such estimate to be based on the facts currently available to Landlord on the termination date.  Landlord and Tenant will thereafter settle the actual amounts owing within thirty (30) days of the final determination of Building Operating Costs and Energy Costs for such year,, including refunds of any overpayment by Tenant or additional cost for any overages as yet not paid by Tenant.

          4.4     Adjustment for Occupancy.  During any calendar year in which the Building has less than full occupancy, Building Operating Costs and Energy Costs will be computed as though the Building had been ninety five percent (95%) occupied for the entire calendar year.

          4.5     Prepaid Rent.  Contemporaneously with Tenant’s execution of this Lease, Tenant will pay to Landlord the sum specified in Section 1.8 hereof, which sum shall be credited to monthly installments of Base Rental as specified in said Section 1.8.

          4.6     Security Deposit.  Contemporaneously with the execution of this Lease, Tenant will pay Landlord the sum set forth in Section 1.9 as security for the performance by Tenant under this Lease.  If Tenant defaults with respect to any provision of this Lease, Landlord may, but will not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant will, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original amount.  If Tenant fully performs every provision of this Lease to be performed by Tenant, the Security Deposit will be returned to Tenant within thirty (30) days after the Expiration Date, less any sums Landlord has deducted pursuant to this paragraph.  Tenant will not assign or encumber Tenant’s interest in the Security Deposit and neither Landlord nor Landlord’s successors or assigns will be bound by any such attempted assignment or encumbrance of the Security Deposit.

          4.7     Taxes on Tenant’s Property; Other Taxes.  Tenant will be liable for and will pay before delinquency all taxes, assessments, license fees, excise and other charges levied or assessed by any governmental or quasi-governmental authority against personal property, furniture or fixtures placed by Tenant in the Premises, the leasehold estate created hereby, or operations at, occupancy of, or conduct of business in or from the Premises.  Tenant shall also pay to Landlord, concurrently with the payments of rent as provided for herein, the amount of any applicable sales, use or excise tax with respect to any such rent, whether the same be levied, imposed or assessed by the State of Texas or any other federal, state, county or municipal governmental entity or agency, including any so called “rent taxes.”  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises or the leasehold estate created hereby, and Landlord elects to pay the taxes based on such increase, then Tenant will be liable to Landlord for such payment by Landlord, and Tenant will pay to Landlord upon demand that part of such taxes for which Tenant is so liable.

          4.8     Late Payments.  Should Tenant fail to pay any installment of Base Rental on or before the fifth (5th) day of each calendar month during the Term, a late charge in an amount equal to five percent (5%) of the installment then due will be paid by Tenant to Landlord at the time of payment of the delinquent sum.  The late charge is in addition to any Interest pursuant to Section 4.8 and is agreed by Landlord and Tenant to be a reasonable estimate of the extra administrative expenses incurred by Landlord in handling such delinquencies.

          4.9     Interest.  All monetary obligations of Tenant to Landlord under this Lease remaining unpaid after the due date therefor will bear interest from and after such date until paid at the lesser of (i) the highest lawful rate or (ii) three percent (3%) over the “prime interest rate” announced from time to time by Bank of America  N.A. in Dallas, Texas.  If no due date is established under the other terms and provisions of this Lease, such due date shall be five (5) days after the date upon which Landlord delivers to Tenant written demand for payment.

          4.10    Supervision Fee.  If Tenant fails to perform any obligation of Tenant under this Lease, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant, its property, its invitees or the property of its invitees thereby incurred, and Tenant will reimburse Landlord for the costs incurred by Landlord in connection with such performance, plus an additional ten percent (10%) of such cost to compensate Landlord for its overhead and supervision costs, within ten (10) days of receipt of Landlord’s invoice therefor.

          4.11    Additional Rental.  All amounts payable by Tenant to Landlord under this Lease in addition to Base Rental shall be deemed to be additional rental and will be payable and recoverable as rent in the manner prescribed in this Lease.  As used herein, the terms “rental” and/or “rent” shall mean and include, without limitation, the Base Rental, the Tenant’s Pro Rata Share of Building Operating Costs, the Premises’ Pro Rata Share of Energy Costs, and any other additional rental, charges, reimbursable costs and other sums that Tenant may owe to Landlord under the terms and conditions of this Lease from time to time or at any time.

ARTICLE V

CONSTRUCTION

          In the event any construction of tenant improvements is necessary for the Premises prior to Commencement Date, such construction will be accomplished and the cost of such construction will be borne by Landlord and/or Tenant in accordance with the Leasehold Improvement Agreement (if any) attached to this Lease, and except as expressly provided therein, Tenant acknowledges that Landlord has not undertaken and shall not be required to perform any modification, alteration or improvement to the Premises nor to provide any allowance or consideration in respect thereto.

ARTICLE VI

SERVICES AND UTILITIES

          6.1     Services by Landlord.  Landlord agrees to furnish the following services during the term of this Lease:

          (i)          Electric current to the Premises for lighting and machines of low electrical consumption, as may, in the sole judgment of Landlord, be reasonably required for use and occupancy under normal office operations;

          (ii)         Air conditioning to the Premises, both heating and cooling (as required by the seasons), as may, in the sole judgment of Landlord, be reasonably required for comfortable use and occupancy under normal office operations;

          (iii)        Cold water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes and hot water (from the regular Building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the Building’s regular water supply;

(iv) Janitorial cleaning service to the Premises including such window washing and wall cleaning as may in the sole judgment of Landlord be reasonably required;

          (v)         Passenger elevators to the floor(s) on which the Premises are located for ingress to and egress from the Premises and freight elevator service in common with other tenants but only when scheduled through Landlord in advance; and

(vi) Electric lighting for all public areas and special service areas of the Building in the manner and to the extent as may be reasonable and standard in the sole judgment of Landlord.

Landlord, Landlord’s cleaning contractor and such cleaning contractor’s employees will have access to the Premises after 5:30 p.m. and before 8:00 a.m. and will have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Lease.  Landlord will be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing Landlord acts in accordance with a directive, policy or request of any governmental or quasi-governmental authority.

          6.2     Tenant’s Obligations.  Tenant will pay, prior to delinquency, charges for all materials and services not expressly the obligation of Landlord that are furnished to or used on or about the Premises during the Term of this Lease.

          6.3     Additional Services.

                    6.3.1     Heating and Air Conditioning.  If Tenant requires heating and air conditioning after normal business hours or on days other than normal business days, Landlord will furnish such services upon not less than twenty-four (24) hours’ advance notice from Tenant, and Tenant will pay to Landlord upon demand Landlord’s then established charges therefor.  Tenant will not, without Landlord’s prior written consent in each instance, install in the Premises equipment (including computer and telephone equipment) which generates sufficient heat to affect the temperature otherwise maintainable in the Premises by the Building air conditioning system as normally operated.  If any such heat generating equipment is installed, Landlord may install such supplementary air conditioning units, facilities or services in the Premises, or make such modifications to the Premises’ air conditioning system, as may in Landlord’s reasonable opinion be required to maintain proper temperature levels, and Tenant will pay Landlord within ten (10) days of Tenant’s receipt of an invoice for the cost thereof, including installation plus Landlord’s supervision fee, operation and maintenance expenses.

                    6.3.2     Electricity.  Tenant’s use of electric current in the Premises will not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises.  Tenant will not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than through outlets existing on Commencement Date or make any alteration or addition to the electric system of the Premises existing on the Commencement Date.  Should Landlord grant such consent, all additional risers or other equipment required therefor will be provided and installed by Landlord, and the cost thereof will be paid by Tenant to Landlord within ten (10) days after receipt of an invoice therefor.  If Landlord grants such consent pursuant to this Section 6.3.2 or if Tenant shall utilize additional equipment and/or services pursuant to Section 6.3.1 above or if Landlord from time to time reasonably determines that Tenant’s use of electricity or any other utility or service in the Premises may be disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use.  Landlord may in any such events install separate metering for any utility service, the cost of which separate metering, including installation and Landlord’s supervision fee, Tenant will reimburse to Landlord within ten (10) days after invoicing by Landlord.

                    6.3.3     Cleaning.  Tenant will pay to Landlord, within ten (10) days after receipt of an invoice from Landlord, the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of the nature of the use and occupancy of the Premises by Tenant, and (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times.  If Tenant desires to have cleaning work done in the Premises in addition to that provided by Landlord pursuant to Section 6.1 hereof, Tenant must employ Landlord’s janitorial cleaning contractor for such services, and the cost of such additional services will be borne solely by Tenant.

          6.4     Interruption.  Landlord reserves the right following not less than two (2) business day’s advance written notice thereof to Tenant (except in the event of an emergency, in which event, no such advance notice shall be required), without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in Section 6.1 and/or Section 6.3 or to stop or interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary or (ii) any other cause beyond Landlord’s control.  Landlord does not warrant that the services provided for in Section 6.1 and/or Section 6.3 or elsewhere in this Lease will be free from interruption or stoppage and no such interruption or stoppage will in any manner relieve Tenant of any of Tenant’s obligations under this Lease except as expressly provided in this Lease.  FAILURE TO ANY EXTENT TO MAKE AVAILABLE, OR ANY SLOW-DOWN, STOPPAGE OR INTERRUPTION OF ANY SERVICES DESCRIBED IN THIS ARTICLE VI RESULTING FROM ANY CAUSE WHATSOEVER (OTHER THAN LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) SHALL NOT RENDER LANDLORD LIABLE IN ANY RESPECT FOR DAMAGES, NOR BE CONSTRUED AS AN EVICTION OF TENANT (ACTUAL OR CONSTRUCTIVE) NOR RELIEVE TENANT FROM FULFILLMENT OF ANY COVENANT OR AGREEMENT HEREOF.  FURTHER, LANDLORD DOES NOT MAKE, AND TENANT HEREBY WAIVES, ANY GUARANTY OR WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY SECURITY AT THE PROJECT OR BUILDING, OR THAT ANY SECURITY MEASURES WILL BE TAKEN OR WILL PREVENT OCCURRENCES OR CONSEQUENCES OF CRIMINAL ACTIVITY, IT BEING HEREBY ACKNOWLEDGED AND AGREED BY TENANT THAT LANDLORD HAS NOT AGREED TO PROVIDE ANY SECURITY SERVICES OR MEASURES AT THE BUILDING OR PROJECT OTHER THAN AS MAY BE EXPRESSLY SET FORTH HEREIN AND THAT LANDLORD SHALL NOT BE LIABLE TO TENANT IN ANY EVENT FOR LOSSES DUE TO THEFT OR BURGLARY OR FOR DAMAGE OR INJURY DONE BY UNAUTHORIZED PERSONS IN THE BUILDING OR THE PREMISES. Notwithstanding anything to the contrary set forth in this Section 6.4 above, it is hereby agreed that if at any time during the Term of this Lease (a) Landlord fails to deliver electrical service, elevator service (provided, that the provisions of this sentence and the further provisions of this Section 6.4 below shall be applicable in the event of failures of elevator service only if all elevators in the Building are then failing to operate), HVAC service, sewer service or water service to the Premises (individually and/or collectively, the foregoing services being herein called the “Critical Services”) in accordance with the requirements of this Article VI for a period following the Commencement Date of more than two (2) consecutive business days (provided, that such 2-business day period shall be extended by one day for each day of delay caused by any event of force majeure, as described in Section 16.2 hereof, or by any event of Tenant delay) after Tenant advises Landlord in writing that the Critical Services are not being provided to the Premises, and (b) the failure to provide such Critical Services to the Premises was not caused by the act, omission to act or negligence of Tenant or any of Tenant’s agents, employees, representatives or contractors or by any event of force majeure (as described in Section 16.2 hereof), and (c) the Premises can not be reasonably used and enjoyed by Tenant to conduct its business operations in the same or substantially similar manner as immediately theretofore used (in compliance with the provisions of this Lease) as a result of Landlord’s failure to deliver such Critical Services, Tenant shall be entitled to a reasonable abatement of Base Rental for each consecutive day after such 2-business day period that Tenant is so prevented from making such reasonable use and enjoyment of the Premises in the same manner used prior to such failure

ARTICLE VII

USE AND OCCUPANCY

          7.1     Quiet Enjoyment.  During the Term of this Lease, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises against any party claiming by, through or under Landlord, subject to the terms of this Lease and any ground lease, mortgage or deed of trust which is now or hereafter placed against the Building or Property, so long as Tenant is not in default under this Lease.  This covenant will be construed as a covenant running with the land, and is not, nor will this covenant be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in this Lease and only for so long as such interest continues.  Thereafter this covenant will be binding only upon subsequent successors in interest of Landlord’s interest in this Lease, to the extent of such successors’ respective interests, as and when they will acquire the same, and for so long as such successors will retain such interest.

          7.2     Tenant’s Use.  Tenant agrees that the Premises will be used and occupied by Tenant only for those uses permitted by Section 1.10 of this Lease.

          7.3     Rules and Regulations.  Tenant will comply fully with all requirements of the “Rules and Regulations” (herein so called) of the Building which are contained in attached Exhibit “D”; provided that, in the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall control.  Landlord will at all times have the right to change such Rules and Regulations (so long as such change, modification or new rule does not materially and adversely affect Tenant’s right hereunder) or to promulgate other Rules and Regulations in such manner as may be deemed advisable for the safety, care, or cleanliness of the Building and Common Areas, and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and will be carried out and observed by Tenant.  Tenant will also be responsible for the compliance with such Rules and Regulations by the agents, employees, licensees and invitees of Tenant.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord will not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant’s employees, agents, invitees or licensees.

          7.4     Additional Covenants of Tenant.

                    7.4.1     Applicable Laws.  Tenant agrees to use and maintain the Premises in a careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all governmental bodies, federal, state, county and municipal (collectively “Applicable Laws”) from time to time in force which affect Tenant’s use or occupancy of the Premises.  Tenant will pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to comply with and observe fully and promptly such Applicable Laws.  Tenant will, at Tenant’s expense, procure and maintain all governmental licenses or permits required for the proper and lawful conduct of Tenant’s business in the Premises.  Tenant will give prompt notice to Landlord of any notice Tenant receives of the violation of any Applicable Laws.

                    7.4.2     Waste, Hazards.  Tenant agrees not to commit waste or permit waste to be committed or to allow or permit any public nuisance on or in the Premises.  Tenant will not use the Premises or allow or permit the same to be used in any way which will increase the rate of fire or other insurance for the Building or the Building’s contents, which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Building or the Building’s contents.  Tenant will not violate, or permit the violation of, any condition imposed by any insurance policy covering the Building and/or the Property and will not do, or permit anything to be done in the Premises which would result in the cancellation of fire or other insurance for the Building, the Building’s contents or the Property, or limit the assertion of any defense by the insured, in whole or in part, to claims under any policy of insurance in respect of the Building or the Property.  In the event that by reason of Tenant’s acts or conduct of business there is an increase in the rate of insurance on the Building or the contents thereof, then Tenant hereby agrees to pay such increase, but such payment will not be deemed a waiver of Landlord’s rights to enforce the covenants herein contained.

          7.5     Entry by Landlord.  Landlord will have the right at any reasonable time with advance notice (except in the event of a real or apparent emergency and except in the event of entry by persons providing janitorial, repair and maintenance services, in which case no advance notice shall be required) to enter the Premises for the purpose of examining and inspecting the Premises and to make such repairs, additions or alterations to the Premises or other portions of the Building as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of the Building, so long as same do not unreasonably interfere with Tenant’s use and occupancy of the Premises.  During the period of nine (9) months prior to the expiration date of this Lease, Landlord and Landlord’s agent may show the Premises to prospective tenants.

          7.6     Building Name.  Landlord reserves and retains the right at any time and from time to time to change the name by which the Building is designated.

ARTICLE VIII

REPAIRS, ALTERATIONS

          8.1     Repairs and Maintenance.  Landlord will repair and maintain the structural components of the Building, the basic Building core, the basic Building facilities systems which pass through the Premises and the Common Areas.  Tenant will, at Tenant’s expense, take good care of and maintain the Premises in good order, condition and repair, except as provided in the preceding sentence.  Tenant will be liable for any damage to the Premises or to any other part of the Building which arises out of any act, omission, misuse or neglect of Tenant or any of Tenant’s subtenant’s, employees, agents, contractors or invitees or any other person entering upon the Premises.  Tenant, at Tenant’s expense, will promptly replace all scratched (other than normal wear and tear), damaged or broken doors and glass in and about the Premises and will be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and replacement of any non-building standard light bulbs and fluorescent tubes in the Premises.  Any repairs in or to the Premises or the Building for which Tenant is responsible will, after written request, be performed by Landlord at Tenant’s expense (including Landlord’s supervision fee under Section 4.9 hereof).

          8.2     Surrender of Premises.  Upon termination or earlier expiration of this Lease, or upon the exercise by Landlord of Landlord’s right to re-enter the Premises without terminating this Lease, Tenant will deliver the Premises to Landlord in a condition comparable to the condition existing on the Commencement Date, ordinary wear, tear and obsolescence only excepted.  Tenant will deliver to Landlord all keys for the Premises and combinations to safes located in the Premises.  Tenant will, at Landlord’s option, remove, or cause to be removed, from the Premises or the Building, at Tenant’s expense and as of Expiration Date or earlier termination of this Lease, all of Tenant’s signs, notices, displays, millwork, movable trade or business fixtures, or, subject to Subsection 8.3 of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building (provided, that Landlord shall, upon Tenant’s written request, notify Tenant in writing at the time of Landlord’s approval of any plans or specifications for Alterations to the Premises as to those Alterations which Landlord will require to be removed at the expiration or termination of this Lease).  Tenant agrees to repair, at Tenant’s expense, any damage to the Premises or the Building resulting from the removal of any articles of personal property, movable business or trade fixtures, machinery, equipment, furniture, movable partitions or non-Building standard tenant improvements, including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord.  Tenant’s obligations under this Section 8.2 will survive the expiration or earlier termination of this Lease.  If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord, may, at Landlord’s option, remove such property from the Premises at the expense of Tenant and sell or dispose of same in such manner as Landlord deems advisable.   Any property of Tenant remaining in the Premises ten (10) days after the Expiration Date or earlier termination of this Lease will be deemed to have been abandoned by Tenant, and in such case such items may be retained by Landlord as Landlord’s property or disposed of by Landlord without accountability to Tenant, in such manner as Landlord determines, at Tenant’s expense.

          8.3     Alterations and Additions by Tenant.

                    8.3.1     Approval Required.  Tenant will not make, or cause or permit to be made, any additions, alterations, installations or improvements in or to the Premises (singularly “Alteration” and collectively “Alterations”), without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Unless Landlord has waived such requirement in writing, together with Tenant’s request for approval of any Alteration, Tenant must also submit details with respect to the proposed source of funds for the payment of the cost of the Alteration by Tenant, design concept, plans and specifications, names of proposed contractors, and financial and other pertinent information about such contractors (including without limitation, the labor organization affiliation or lack of affiliation of any contractors), certificates of insurance to be maintained by Tenant’s contractors, hours of construction, proposed construction methods, details with respect to the quality of the proposed work and evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment by the contractor of all costs of the work.  It is hereby agreed that, in any event, prior to the commencement of any Alterations by Tenant, Tenant shall record or cause to be recorded a notice in the applicable real property records in the county in which the Building is located, identifying Tenant as the party for whom the aforesaid Alterations are being performed and providing notice that Landlord shall not be responsible for any liens or claims of lien arising or claimed by reason of any such Alterations.  Moreover, Tenant must maintain and/or cause any of its contractors and subcontractors to maintain insurance coverage against such risks, in such amounts and with such companies as Landlord reasonably requires in connection with any such Alterations, and certificates or other evidence of such insurance in form and content satisfactory to Landlord must be provided to Landlord prior to the commencement of any such Alterations, and such certificate(s) shall list Landlord and, upon request, Landlord’s property manager and/or mortgagee as additional insureds.  Any approvals by Landlord of Tenant’s contractors or of any of Tenant’s drawings, plans or specifications which were prepared in connection with any construction of Alterations in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor(s) or as to the adequacy or sufficiency of such drawings, plans or specifications, or the Alterations to which they relate, for any use, purpose or condition.  With respect to any Alteration which is visible from outside the Premises, such proposed Alteration must, in the sole opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building.

                    8.3.2     Complex Alterations.  If the nature, volume or complexity of any proposed Alterations causes Landlord to consult with an independent architect, engineer or other consultant, Tenant will reimburse Landlord for the fees and expenses incurred by Landlord.  If any improvements will affect the basic heat, ventilation and air conditioning or other Building systems or the Building, Landlord may require that such work be designed by consultants designated by Landlord and be performed by Landlord or Landlord’s contractors.  Landlord shall provide Tenant with an estimate of said costs prior to incurring any such expense.

                    8.3.3     Standard of Work.  All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant and Landlord’s insurance carriers.  Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and to require Tenant to correct or cause to be corrected any defects or deficiencies with respect to such work or to make changes in the method or quality of the work.

                    8.3.4     Ownership of Alterations.  All Alterations made by or for Tenant (other than the Tenant’s movable trade fixtures which shall include Tenant’s projection screen and UPS system), will immediately upon installation become the property of the Landlord, without compensation to the Tenant; provided, however, Landlord will have no obligation to repair or maintain such Alterations.  Carpeting, shelving and cabinetry will be deemed improvements of the Premises and not movable trade fixtures, regardless of how or where affixed.  Such Alterations will not be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term and will be surrendered as a part of the Premises unless such Alteration is not Building standard and Landlord has requested that Tenant remove same.  Tenant will have the right to request at the time of submission to Landlord of Tenant’s information in connection with a proposed Alteration that Landlord designate which non-Building standard Tenant improvements resulting from such Alteration will be subject to removal at the end of the Term.  In the absence of such request, all non-Building standard improvements resulting from such Alteration will be subject to removal.  Tenant will reimburse Landlord for the cost of repair for all damage done to the Premises or the Building by the installation and/or removal of any Alterations.

          8.4     Mechanics and Materialmen’s Liens.  Tenant will not permit to be placed upon the Premises, the Building, the Common Areas or the Property during the Term, any mechanics’ or materialmen’s lien or liens caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant promptly will pay the same.  If default in payment thereof continues for twenty (20) days after written notice thereof from Landlord to Tenant (or such shorter period as may be reasonably required by Landlord in the event that a sale or refinancing of the Building may then be pending), Landlord will have the right and privilege, at Landlord’s option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, will be additional rental hereunder due from Tenant to Landlord and will be repaid to Landlord within ten (10) days after delivery to Tenant of an invoice therefor.

          8.5     Control of Building and Common Areas.  The Building and Common Areas will be at all times under the exclusive control, management and operation of the Landlord.  Landlord hereby reserves the right from time to time (i) to alter or redecorate the Building (including the Common Areas) or construct additional facilities adjoining or proximate to the Building; (ii) to close temporarily doors, entry ways, public spaces and corridors and to interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas; and (iii) to change the name of the Building.

ARTICLE IX

INSURANCE

          9.1     Tenant’s Insurance.

                    9.1.1     Liability Insurance; Other.  Liability Insurance; Other.  Tenant agrees to carry commercial general liability insurance, with contractual indemnity and liability protection, in the amount set forth in Section 1.11 hereof.  Tenant’s insurance shall include workers compensation and employer’s liability insurance to the statutory limit as set forth in the Sate of Texas (with a waiver of subrogation endorsement in favor of Landlord and, upon Landlord’s request, Landlord’s property manager and/or mortgagee).  Moreover, if it becomes customary for a significant number of tenants of properties similar in size and use to the Premises in the area in which the Building is located to be required to provide insurance with other coverages or increased coverages over the insurance described in this Section 9.1, then, within thirty (30) days after Landlord’s reasonable request therefor, “Tenant shall provide Landlord with Certificates of Insurance”on any changes of insurance.

                    9.1.2     Property Insurance.  Tenant will also carry “all risk” property insurance in the amount of one hundred percent (100%) of replacement cost on all leasehold improvements, betterments, fixtures and other contents located in the Premises.

                    9.1.3     Policy Form.  Such insurance will be written by an insurance carrier which carries a Best’s Insurance Report’s rating of at least A XII (or an equivalent rating if Best’s ratings are substantially revised or discontinued) and will name Landlord and (upon request by Landlord) any property manager and/or mortgagee of Landlord as either an “additional insured” or insured “as such party’s interest will appear”.  Landlord will be furnished, within the earlier of thirty (30) days after execution hereof or the date on which Tenant begins occupancy the Premises, a certificate of insurance (in each case in form and content satisfactory to Landlord) of the original policy and of all renewals within thirty (30) days before the effective dates of such renewals.  Such certificate will contain an endorsement to the effect that the insurance company will give Landlord at least thirty (30) days’ prior written notice by certified mail in the event of cancellation, non-renewal or material change in any such policy.  All commercial general liability, property and other insurance policies maintained by Tenant pursuant hereto (other than workers’ compensation) shall be written as and endorsed to be primary policies, not contributing with and not supplemental to the coverage that Landlord and any Landlord’s mortgagee and/or property manager may carry (with any policies of Landlord and any Landlord’s mortgagee and/or property manager being excess, secondary and non-contributing).

          9.2     Indemnity.

                    9.2.1     Indemnity.  WAIVER AND INDEMNITY BY TENANT.  SUBJECT TO SECTION 9.4 BELOW, TENANT HEREBY WAIVES AS TO THE LANDLORD AND OTHER LANDLORD-RELATED PARTIES (AS DEFINED BELOW), AND HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, AND ANY OFFICER, DIRECTOR, OWNER, PARTNER, EMPLOYEE, AGENT, CONTRACTOR, PROPERTY MANAGER OR OTHER AUTHORIZED REPRESENTATIVE OF LANDLORD (THE “LANDLORD-RELATED PARTIES,” WHETHER ONE OR MORE), FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM OR ALLEGED TO RESULT FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, ANY OF THE FOLLOWING (COLLECTIVELY THE “TENANT-RELATED CLAIMS”):  (i) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; (ii) ANY ALTERATIONS PERFORMED BY OR ON BEHALF OF TENANT UNDER SECTION 8.3 HEREOF; (iii) THE CONSTRUCTION OF ANY TENANT IMPROVEMENTS OR ALTERATIONS BY TENANT OR A PARTY ON BEHALF OF TENANT; (iv) THE USE OF THE PARKING AREAS BY TENANT OR THE TENANT-RELATED PARTIES, OR THEIR AGENTS, SUBTENANTS, LICENSEES OR VISITORS; (v) THE OPERATION OR CONDUCT OF TENANT’S BUSINESS WITHIN THE PREMISES; OR (vi) THE BREACH OF THIS LEASE BY TENANT.  SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE TENANT-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD-RELATED PARTY.  The waiver and indemnity obligations of Tenant under this Section 9.2.1 will not apply to a Tenant-Related Claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord-Related Party or arising out of an event of default by Landlord under this Lease.

                    9.2.2     INDEMNITY BY LANDLORD.  SUBJECT TO SECTION 9.4 BELOW, LANDLORD HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT, AND ANY OFFICER, DIRECTOR, OWNER, PARTNER, EMPLOYEE, AGENT, CONTRACTOR OR OTHER AUTHORIZED REPRESENTATIVE OF TENANT (THE “TENANT-RELATED PARTIES,” WHETHER ONE OR MORE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH

ARISES, OR IS CLAIMED TO ARISE FROM, ANY OF THE FOLLOWING (COLLECTIVELY, THE “LANDLORD-RELATED CLAIMS”):  (i) EXCEPT AS OTHERWISE SET FORTH IN SECTION 9.2.1 ABOVE, AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; (ii) THE OPERATION OR CONDUCT OF LANDLORD’S BUSINESS WITHIN THE COMMON AREAS; OR (iii) THE BREACH OF THIS LEASE BY LANDLORD.  SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE LANDLORD-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT-RELATED PARTY.  The waiver and indemnity obligations of Landlord under this Section 9.2.2 will not apply to a Landlord-Related Claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant-Related Party or arising out of an event of default by Tenant under this Lease.  Furthermore, all claims against Landlord are limited by Section 16.4 hereof.

          9.3     Landlord’s Insurance.  Landlord agrees to maintain throughout the Term a policy or policies of insurance covering loss of or damage to the Building in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Building and the availability of such insurance at reasonable rates; provided, further, that such policy or policies of insurance shall provide coverage only against such perils or damage as Landlord reasonably deems necessary.  The premium(s) for such policy or policies will be included as part of the Building Operating Costs; provided, however, Landlord shall be responsible, at Landlord’s sole cost and expense, for the cost of any insurance deductible under Landlord’s said policies.  Payment for losses covered under such policy or policies will be made solely to Landlord or to the Landlord’s mortgagees as their interests may appear.  Landlord shall have the right to self-insure the obligations set forth in this paragraph.

          9.4     Waiver of Subrogation.  EACH PARTY AGREES TO NOTIFY SUCH PARTY’S PROPERTY INSURANCE CARRIER OF THE EXISTENCE OF THIS WAIVER OF SUBROGATION PROVISION AND TO HAVE INCLUDED IN EACH OF THE PROPERTY INSURANCE POLICIES REQUIRED TO BE CARRIED BY SUCH PARTY UNDER THIS LEASE A WAIVER OF THE INSURER’S RIGHT OF SUBROGATION AGAINST THE OTHER PARTY DURING THE TERM OF THIS LEASE OR, IF SUCH WAIVER SHOULD BE UNOBTAINABLE OR UNENFORCEABLE, (I) AN EXPRESS AGREEMENT THAT SUCH POLICY WILL NOT BE INVALIDATED IF THE INSURED WAIVES THE RIGHT OF RECOVERY AGAINST ANY PARTY RESPONSIBLE FOR A CASUALTY COVERED BY THE POLICY BEFORE THE CASUALTY OR (II) ANY OTHER FORM OF PERMISSION FOR THE RELEASE OF THE OTHER PARTY.  IF SUCH WAIVER, AGREEMENT OR PERMISSION IS NOT, OR CEASES TO BE, OBTAINABLE FROM EITHER PARTY’S THEN CURRENT INSURANCE COMPANY, THE INSURED PARTY WILL NOTIFY THE OTHER PARTY PROMPTLY AFTER LEARNING THEREOF, AND SHALL USE SUCH PARTY’S BEST EFFORTS TO OBTAIN SAME FROM ANOTHER ACCEPTABLE INSURANCE COMPANY.  EACH PARTY HEREBY RELEASES THE OTHER PARTY, WITH RESPECT TO ANY CLAIM (INCLUDING A CLAIM FOR NEGLIGENCE) WHICH SUCH PARTY MIGHT OTHERWISE HAVE AGAINST THE OTHER PARTY, FOR LOSS, DAMAGE OR DESTRUCTION WITH RESPECT TO SUCH PARTY’S PROPERTY OCCURRING DURING THE TERM OF THE LEASE WITH RESPECT TO ANY LOSS, DAMAGE OR DESTRUCTION INSURED (OR REQUIRED HEREUNDER TO BE INSURED) UNDER A POLICY OR POLICIES CONTAINING A WAIVER OF SUBROGATION OR PERMISSION TO RELEASE LIABILITY, AS PROVIDED ABOVE.

          9.5     Control of Proceeds.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises will be for the sole benefit of the party carrying such insurance and under such party’s sole control.

ARTICLE X

ASSIGNMENT AND SUBLETTING

          10.1     Consent.  Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior consent of the Landlord which consent shall not be unreasonably withheld or delayed.  If consent to any assignment or subletting is given by Landlord, such consent will not relieve the Tenant or any guarantor of this Lease from any obligation or liability under this Lease.  Without limiting the foregoing, Landlord and Tenant acknowledge that it would be reasonable for Landlord to withhold its consent in any of the following instances:  (1) the net worth of the proposed assignee or subtenant is less than that of the Tenant both as of the effective date of this Lease and at the time of the assignment or sublease; (2) the proposed assignee or sublessee is a governmental agency; (3) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail alterations which would reduce the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (4) Landlord has received from any prior landlord to the proposed assignee or sublessee a materially negative report concerning such prior landlord’s experience with the proposed assignee or sublessee; (5) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or sublessee; (6) the proposed assignee or sublessee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (7) the proposed sublessee or assignee is a current tenant of the Building or an entity with whom Landlord is negotiating to lease space in the Building; (8) the proposed assignment or sublease would cause a violation of another lease for space in the Building or would give an occupant of the Building a right to terminate or cancel its lease; (9) the Landlord’s mortgagee does not consent to such assignment or subletting for any reason; or (10) either an Event of Default exists under this Lease or there exists an event or circumstance which with the passage of time or the giving of notice would constitute an Event of Default under this Lease.  Landlord will have no liability for damages to Tenant or to any proposed transferee, and Tenant will have no right to terminate this Lease, if it is adjudicated that Landlord’s consent to a proposed assignment or subletting has been unreasonably withheld, and such unreasonable withholding of consent constitutes a breach of this Lease or other duty to Tenant, the proposed transferee or any other person on the part of Landlord.  In such event, Tenant’s sole remedy will be an action to enforce such provision through specific performance or declaratory judgment.

Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior consent of the Landlord.  If consent to any assignment or subletting is given by Landlord, such consent will not relieve the Tenant or any guarantor of this Lease from any obligation or liability under this Lease.  If this Lease is assigned or any part of the Premises is occupied by any person other than the Tenant without the consent of Landlord, the Landlord may nevertheless collect Base Rental and additional rent from the assignee or occupant, and apply the net amount collected to the Base Rental and other amounts payable under this Lease, but, in no event will such collection be construed as a waiver of this covenant or release of Tenant or Guarantor on this Lease.  The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any permitted sublessee or assignee, from obtaining the express consent of Landlord to any further assignment or subletting.

          10.2     Landlord’s Options.  If the Tenant desires to assign this Lease or sublet all or part of the Premises, Tenant will notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or enter into such sublease, and Tenant will provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant(s).  Within fifteen (15) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed subtenant(s) or assignee, Landlord will have the option to:

          (i)     Cancel this Lease as to all of the Premises on the effective or commencement date of such proposed assignment or subletting, if Tenant proposes to assign Tenant’s interest in the Lease or sublet more than fifty percent (50%) of the Premises (or so much of the Premises which, when combined with those portions theretofore assigned or sublet by Tenant, results in fifty percent (50%) or more of the Premises having been so transferred), or cancel this Lease as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than fifty percent (50%) of the Premises; or

          (ii)     Consent to the proposed assignment or sublease, provided, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration for the assignment or sublease or any payment incident to the assignment or sublease) exceeds the rent payable under the Lease for such space, Tenant will pay to Landlord fifty (50%) percent of all of such excess rent and other excess consideration within ten (10) days following Tenant’s receipt of such excess rent and/or consideration by Tenant; or

(iii) Sublease the Premises, or so much of the Premises as Tenant proposes to sublease, from Tenant upon the same terms and conditions as are contained in the proposed sublease or assignment; or

          (iv)     Refuse to consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that will be acceptable to Landlord, which option will be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

          10.3     Definition of Assignment.  The use of the words “assignment”, “subletting”, “assign”, or “assigned” or “sublet” in this Article X will include (i) the pledging, mortgaging or encumbering of Tenant’s interest in this Lease, or the Premises or any part thereof, (ii) the total or partial occupation of all or any part of the Premises by any person, firm, partnership, or corporation, to any groups of persons, firms, partnerships, or corporations, or any combination thereof, other than Tenant, (iii) an assignment or transfer by operation of law, and (iv) with respect to a corporation, partnership, or other business entity, a transfer or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, of any part or all of the corporate shares of or general partnership interest or other interests in the Tenant, so as to result in any change in the present effective voting control of the Tenant by the party or parties holding such voting control on the date of this Lease.  Item (iv) of this Section 10.3 will not apply to a corporation whose shares are traded on a nationally recognized stock exchange.  Notwithstanding anything to the contrary set forth in this Article X, however, Tenant shall have the right to assign the Lease or sublet the Premises or any portion thereof, without Landlord’s consent (which following-described assignment or subletting shall be herein referred to as a “Permitted Transfer”), to:  (i) any corporation or other legal entity which controls, is controlled by or is under common control with Tenant, so long as Tenant remains liable in such event for all obligations of Tenant under this Lease; or (ii) any corporation or other legal entity which acquires all or substantially all of the assets of Tenant’s business as an ongoing concern, or into or with which Tenant is merged or consolidated in accordance with all applicable laws governing such mergers and consolidations, so long as such acquirer’s and/or survivor’s (as the case may be) tangible net worth after such acquisition, merger or consolidation is not less than the greater of Tenant’s tangible net worth as of the date immediately preceding the date of such acquisition, merger or consolidation or Tenant’s tangible net worth as of the date immediately preceding the Effective Date of this Lease; provided, that any such permitted transferee under the circumstances described in the immediately preceding clauses (i) and (ii) must first assume, in full, all of the obligations of Tenant set forth in this Lease, and Tenant shall remain fully liable in any such event for all of its obligations under this Lease; provided, further, that Tenant shall in any event notify Landlord of any such Permitted Transfer, as provided in this sentence above, in writing not less than ten (10) business days in advance of the date of consummation of any such Permitted Transfer (which notice shall be accompanied by evidence, in form and content reasonably satisfactory to Landlord, of the tangible net worth of such permitted transferee, where applicable, and of the express assumption by such permitted transferee of Tenant’s obligations under this Lease as provided above).  It is agreed that, for purposes hereof, the term “tangible net worth” means the excess of total assets over total liabilities, in each case determined in accordance with generally acceptable accounting principles, consistently applied, excluding from the determination of total assets all assets which can be classified as intangible assets under generally acceptable accounting principles (including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises) except to the extent such otherwise intangible assets are proven by Tenant to have tangible value.

          10.4     Bankruptcy, Insolvency.  If this Lease is assigned to any person or entity pursuant to  the provisions of the Federal Bankruptcy Code, 11 U.S.C. § 101, et seq., as subsequently amended (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment will be paid or delivered to Landlord, will be and remain the exclusive property of Landlord, and will not constitute property of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.  For purposes of Section 365(f)(2) of the Bankruptcy Code “adequate assurances of future performance” will include, but not be limited to, a Security Deposit, net worth, and creditworthiness equal to that of Tenant on the date of this Lease.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

          10.5     Landlord’s Assignment.  Landlord shall have the right to sell, convey, transfer, assign, pledge, mortgage or encumber, in whole or in part, all and every feature of Landlord’s rights and obligations hereunder and in the Building and the Property.  Upon the occurrence of any sale, conveyance, transfer or assignment, such successor in interest shall be deemed to have assumed Landlord’s rights and obligations under this Lease, Landlord will be released from all obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

ARTICLE XI

FIRE AND OTHER CASUALTY

          11.1     Total Destruction.  In the event that the Building is totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building is so damaged that rebuilding or repairs cannot be completed within two hundred ten (210) days after the date of such damage, as set forth in the estimate to be obtained as provided below, either Landlord or Tenant may terminate this Lease, in which event rent will be abated during the unexpired portion of the Term of this Lease effective from the date of Tenant’s cessation of occupancy of the Premises due to such damage.  If Tenant wishes to terminate this Lease, Tenant must do so by notifying Landlord in writing of such election within thirty (30) days after the date of the occurrence of the casualty.  In determining whether rebuilding or repair can be completed within two hundred ten (210) days, a statement of the estimated time for rebuilding or repair certified to by Landlord’s architect will be conclusive.

          11.2     Partial Destruction.  In the event the Building or the Premises is damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within two hundred ten (210) days after the date of such damage, or if the damage is more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord will within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which the same existed immediately prior to the happening of the casualty, except that Landlord will not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and leasehold improvements which have been placed by Tenant, or on behalf of Tenant, on or within the Premises.  Landlord will allow Tenant a fair diminution of rental during the time the Premises are unfit for occupancy.  In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building requires that the insurance proceeds be applied to the debt secured thereby, Landlord will have no obligation to rebuild or is unable to by virtue of any such requirement or by virtue of any restrictions, prohibitions or requirements of law, and if Landlord elects not to rebuild or is unable to rebuild by virtue of any such requirement or by virtue of any restrictions, prohibitions or requirements of law, this Lease will terminate upon notice of such election given by Landlord to Tenant.  Except as specifically provided above, there will be no reduction of  rental.

          11.3      No Liability.  Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom if any, in or to any portion of the Building of the Premises.

ARTICLE XII

EMINENT DOMAIN

          12.1     Total Taking.  If the whole or substantially the whole of the Building or of the Property is condemned or taken in any manner including a voluntary conveyance by Landlord in lieu of condemnation, during the Term of this Lease by any governmental or quasi-governmental agency having the power of eminent domain, this Lease will terminate as of the date of taking of possession for such purpose.  If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Premise taken is so great that Tenant cannot continue to conduct business in a manner comparable to the manner in which Tenant conducted Tenant’s business prior to the taking, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord and thereupon this Lease will terminate upon the date of the taking.

          12.2     Partial Taking.  If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Building or the Property taken is such that the taking materially adversely affects the value of the Property or the Building, Landlord may elect to terminate this Lease by delivering written notice thereof to Tenant and thereupon this Lease will terminate upon the date of the taking.  Any election to terminate this Lease pursuant to the preceding sentences must be exercised within sixty (60) days after the date of taking.  Upon any condemnation of less than the whole of the Building or the Premises which does not result in the termination of this Lease as described above, this Lease will nevertheless terminate as to the portion of the Premises so taken and continue in full force and effect as to the remaining portion of the Premises and the rent payable hereunder will equitably abate with respect to the portion of the Premises so taken (with no effect on the rental payable for the remainder of the Premises).

          12.3     Award.  Landlord shall be entitled to receive the entire award in any condemnation proceeding for a permanent taking which affects the Building or the Premises described in this Sections 12.1 or 12.2, including without limitation, any award for the value of the unexpired portion of the Term of this Lease.  Tenant hereby expressly assigns to Landlord all of Tenant’s right, title and interest in and to any such award or payment for a permanent taking.  No temporary taking of the Premises, and/or Tenant’s rights therein, by a public or quasi-public agency under the right of eminent domain will terminate this Lease or give Tenant any right to any abatement of Base Rental or Additional Rent under this Lease.  Any award made to Tenant by reason of any temporary taking will belong entirely to Tenant and Landlord will not be entitled to share in such award.

ARTICLE XIII

DEFAULT BY TENANT

          13.1     Events of Default.  The occurrence of any of the following will constitute a default by Tenant under this Lease:

                    13.1.1      Monetary Default.  If Tenant fails to pay any monetary obligation of Tenant under this Lease at the time such monetary obligation is due, and such failure continues for five (5) days after delivery of written notice from Landlord to Tenant specifying such default (provided, that if one [1] such failure has already occurred in any consecutive twelve [12] month period, Tenant shall not be entitled thereafter to any such notice of, or such period to cure, any subsequent failure during such twelve [12] month period, and any such subsequent failure during such period shall be and constitute an immediate Event of Default under this Lease without further requirement of notice from Landlord to Tenant thereof).

                    13.1.2      Non-monetary Default.  If Tenant fails to comply with any term, provision or covenant of this Lease, other than the payment of monetary obligations, within thirty (30) days after written notice from Landlord that Tenant has failed to comply with such term, provision or covenant.

13.1.3 Assignment to Creditors. If Tenant shall make a general assignment for the benefit of creditors.

                    13.1.4      Insolvency.  If Tenant becomes insolvent, or unable to pay Tenant’s debts as the same become due, or Tenant files or there is filed against Tenant and not dismissed within a period of sixty (60) days, a petition seeking entry as to Tenant of an order for relief under any chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any State thereof.

                    13.1.5      Receivership.  If a receiver, custodian, examiner, sequestrator or trustee is appointed for all or substantially all of the assets of Tenant and the same is not terminated or stayed within sixty (60) days.

                    13.1.6      Abandonment.  If Tenant fails to take possession or delivery of the Premises within ten (10) days after tender by Landlord or deserts or vacates any substantial portion of the Premises for a period of ninety (90) or more consecutive days (provided, that if Tenant shall desert or vacate the Premises as set forth in this Section 13.1.6, but Tenant otherwise continues to pay the Base Rental and any other charges payable pursuant to the terms of this Lease as and when due hereunder, notwithstanding such deserting or vacating of the Premises, then:  (i) such desertion or vacating of the Premises shall not be considered an event of default under this Lease; and (ii) Landlord shall have the right to recapture the Premises, upon notice thereof in writing to Tenant at any time while the Premises are so deserted or vacated, and to thereby terminate this Lease, in which event the parties shall thereafter otherwise have no further obligations to one another hereunder except for those obligations and indemnities which expressly survive, in accordance with the terms of this Lease, the expiration or termination of the Lease).

                    13.1.7      Inaccuracy of Financial Information.  If Tenant provides financial or credit information to Landlord that is inaccurate or incomplete as of either the date provided to Landlord or the date, if any, on which such information is reaffirmed by Tenant to Landlord as accurate.

As used in this Section 13.1, the term “Tenant” includes any guarantor of Tenant’s obligations under this Lease.

          13.2     Remedies.  Upon the occurrence of any event of default specified in Sections 13.1.1., 13.1.2, or 13.1.6, Landlord will have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.  Upon the occurrence of any other event of default under Section 13.1, this Lease will automatically terminate without action on the part of Landlord and Section 13.2.1 will control.

13.2.1 Landlord’s Remedies.

                    (a)          Landlord may at any time thereafter (without being under any obligation to do so) re-enter the Premises and correct or repair any condition which shall constitute a failure on the part of Tenant to observe, perform, or satisfy any term, condition, covenant, agreement, or obligation of Tenant under this Lease; and Tenant shall fully reimburse and compensate Landlord on demand for the costs incurred by Landlord in doing so, plus a fee for Landlord’s administrative and overhead costs and efforts in an amount equal to fifteen percent (15%) of such cost.  No action taken by Landlord under this Subsection shall relieve Tenant from any of Tenant’s obligations under this Lease or from any consequences or liabilities arising from the failure of Tenant to perform such obligations.

                    (b)          Landlord may terminate this Lease and repossess the Premises.  In the event that Landlord elects to terminate this Lease, Landlord shall be entitled to recover damages equal to the total of (i) the cost of recovering the Premises (including attorneys’ fees and costs); (ii) the cost of removing and storing Tenant’s or any other occupant’s property; (iii) the unpaid Rent owed at the time of termination, plus interest thereon from the date when due at the maximum rate of interest then allowed by law; (iv) the cost of reletting the Premises (as reasonably estimated by Landlord and including alterations or repairs to the Premises and brokerage commissions); (v) the costs of collecting any sum due to Landlord (including without limitation, attorneys’ fees and costs); and (vi) any other sum of money or damages owed by Tenant to Landlord as a result of the default by Tenant, whether under this Lease, at law, or in equity.

                    (c)          Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease and repossess the Premises.  In the event that Landlord elects to take possession of the Premises without terminating this Lease, Tenant shall remain liable for, and shall pay to Landlord, from time to time on demand, (i) all costs and damages described in Subsection (b) of this Section 13.2.1 and (b) any deficiency between the total Rent due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from another tenant for the Premises during the remainder of the Lease Term (“Rental Deficiency”).  Landlord may file suit to recover any sums falling due under the terms of this Lease from time to time, and no delivery to or recovery by Landlord of any portion of the sums owed to Landlord by Tenant under this Lease shall be a defense in any action to recover any amount not previously reduced to judgment in favor of Landlord.  Although without obligation to do so, Landlord may use reasonable efforts to relet the Premises on such terms and conditions and to such parties as

Landlord, in Landlord’s sole discretion, may determine (including a term different from the Lease Term, rental concessions, and alterations and improvements to the Premises); but Landlord shall never be obligated to relet the Premises before leasing other rentable areas within the Building, it being the intent of the parties that Tenant shall not be placed in a preferential position by reason of Tenant’s own default, nor shall Landlord be required to relet for less than fair market rental or be required to relet to a tenant (or for a use) which is not in keeping with the character of the Building; and Landlord shall in no event be liable in any manner, nor shall Tenant’s obligations hereunder be diminished, by the failure of Landlord to relet the Premises or, in the event of reletting, to collect rent thereunder.  If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such reletting will, prima facia, be deemed to be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting, so long as such reletting is to an unrelated third party in a bona fide lease transaction.  No refusal or failure to relet or failure to collect rental will release or affect Tenant’s liability for damages or otherwise under this Lease.  Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord, but Tenant shall not be entitled to any excess of any sums obtained by reletting over and above a credit for the Rent provided in this Lease under any circumstances.  For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the Premises that Landlord may deem necessary or advisable, and any such costs incurred by Landlord in connection therewith may be included within the loss or damage suffered by Landlord and recoverable hereunder by reason of the Event of Default by Tenant, together with any other reasonable costs of recovering the Premises or reletting same.  No taking of possession or reletting of the Premises or any other action or omission to act by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.  Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous default.  In the alternative (but only in the event that Tenant’s default constitutes a material breach), Landlord may elect to terminate Tenant’s right to possession of the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the difference between (a) the total Rent due under this Lease for the remainder of the Lease Term and (b) the then fair market rental value of the Premises during such period, discounted to present value at a rate to be determined by Lessor in its sole discretion (“Discounted Future Rent”).  In such event, Landlord shall have no obligation to relet or the Premises or to apply any rentals received by Landlord as a result of any reletting to Tenant’s obligations under this Lease; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent, shall be immediately due and payable to Landlord upon demand.

                    (d)          If the Event of Default is, in whole or in part, desertion or vacation of any substantial portion of the Premises for a period of ten (10) or more consecutive days, Landlord may, in its sole discretion and to the maximum extent permitted by applicable law, in addition to all other remedies available, upon 30 days advance written notice to Tenant, do each or all of the following:

                    (1)          Charge Tenant the full amount of all increases in insurance premiums for the Building caused by or related to Tenant’s abandonment of the Premises, until the Premises are re-let or the abandonment is otherwise terminated.

                    (2)          Charge Tenant all increased costs of maintenance and repair, including increased security costs, incurred at the Building caused by or related to Tenant’s abandonment of the Premises, until the Premises are re-let or the abandonment is terminated.

                    13.2.2     Relet Premises.  Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord deems advisable and receive the rental thereof.  Tenant will pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Term of this Lease.  If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such reletting will, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.  Landlord will not be liable in any way whatsoever for Landlord’s failure or refusal to relet the Premises or any portion thereof, or if the Premises or any portion thereof are relet, for Landlord’s failure to collect the rental under such reletting, and no such refusal or failure to relet or failure to collect rental will release or affect Tenant’s liability for damages or otherwise under this Lease.  No re-entry or taking of possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant.  Notwithstanding any reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default.

                    13.2.3     Cure Default.  Landlord may enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease.  Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease together with Landlord’s supervision fee, and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action.

                    13.2.4     Injunctive Relief.  In the event of a breach or threatened breach by Tenant of any of Tenant’s obligations under this Lease, Tenant expressly acknowledges and agrees that Landlord will also have the right of injunction.  Tenant acknowledges that, if Landlord seeks injunctive relief, irreparable injury for breach or threatened breach shall be presumed.

          13.3     Landlord’s Damages.  The loss or damage suffered by Landlord by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession, brokerage fees resulting from reletting the Premises, and all damages Landlord may incur by reason of such default, including without limitation, the cost of recovering the Premises.

          13.4     Remedies Cumulative.  The specific remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.  Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor will pursuit of any remedy herein provided constitute a forfeiture or waiver of any rental due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.

          13.5     Joint and Several Liability.  If more than one party is defined as Tenant in this Lease, all of the duties, obligations, promises, covenants and agreements contained in this Lease to be paid and performed by Tenant will be the joint and several obligation of all parties defined as Tenant.  Each party defined as Tenant agrees that Landlord in Landlord’s sole discretion may (i) institute or bring suit against each such party, jointly and severally, or against any one or more of such parties, (ii) compromise or settle with any one or more of such parties for such consideration as Landlord may deem proper, and (iii) release one or more of such parties from liability hereunder; and each agrees that no such action by Landlord will impair or affect Landlord’s right to collect costs, expenses, losses or damages incurred or suffered by Landlord from the other parties defined as Tenant, or any of such parties, not so sued, compromised, settled with or released.

          13.6     Lien for Rent.  In order to secure Landlord in the payment by Tenant of all rental and other sums herein agreed and provided to be paid by Tenant to Landlord hereunder, Tenant hereby grants to Landlord an express contractual lien upon all property of Tenant now or hereafter placed in or upon the Premises, except such part of such property as may be exchanged, replaced or sold from time to time in the ordinary course of the operations of Tenant,  or property of Tenant under lease to another entity and all such property will be and remain subject to such lien of Landlord and subject to foreclosure in accordance with the applicable laws of the State of Texas.  Such express lien will be in addition to and cumulative of the Landlord’s lien provided by the laws of the State of Texas.  For the purpose of securing all rental and other sums due hereunder, this Lease shall also be deemed a security agreement under the Uniform Commercial Code as such is in effect in the State of Texas, and Landlord shall have all rights and remedies provided by such Uniform Commercial Code.  Landlord and Tenant agree that five (5) days notice of public or private sale in the event of foreclosure of the rights of Landlord under this security agreement shall be reasonable notice.  Tenant agrees to execute from time to time financing statements required by Landlord for filing to perfect the lien hereby created.

          13.7     Attorneys’ Fees.  If legal action is necessary in order for Landlord to enforce this Lease against Tenant, Landlord will be entitled to recover from Tenant all reasonable attorneys’ fees, costs and disbursements incurred by Landlord in connection with such action, in addition to any other relief to which Landlord is entitled.

          13.8     Waiver.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default will not be deemed or construed to constitute a waiver of any other violation or default.  Landlord’s acceptance of rental following an event of default will not be construed as a waiver by Landlord of such event of default, nor be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  TENANT HEREBY WAIVES AND SURRENDERS, FOR ITSELF AND ALL PERSONS OR ENTITIES CLAIMING BY, THROUGH AND UNDER TENANT, ANY RIGHTS, PRIVILEGES AND LIENS SET OUT UNDER SECTIONS 91.004 AND 93.003 OF THE TEXAS PROPERTY CODE (AS AMENDED), AND TENANT EXEMPTS LANDLORD FROM ANY LIABILITY OR DUTY THEREUNDER.  TENANT FURTHER HEREBY WAIVES ALL RIGHTS UNDER THE TEXAS PROPERTY TAX CODE, NOW OR HEREAFTER IN EFFECT, INCLUDING WITHOUT LIMITATION ALL RIGHTS UNDER SECTION 41.413 AND 42.015 THEREOF, GRANTING TO TENANTS OF REAL PROPERTY OR LESSEES OF TANGIBLE PERSONAL PROPERTY THE RIGHT TO PROTEST THE APPRAISED VALUE, OR RECEIVE NOTICE OF ANY REAPPRAISAL, OF ALL OR ANY PORTION OF THE BUILDING AND PROPERTY, IRRESPECTIVE OF WHETHER LANDLORD HAS ELECTED TO PROTEST SUCH APPRAISED VALUE.  LANDLORD AND TENANT FURTHER HEREBY EACH ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWLEDGEABLE AND EXPERIENCED IN COMMERCIAL TRANSACTIONS AND FURTHER HEREBY ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS LEASE FOR DETERMINING CHARGES, AMOUNTS AND ADDITIONAL RENT PAYABLE BY TENANT (INCLUDING, WITHOUT LIMITATION, UNDER SECTIONS 4.2, 4.6, 4.9, 6.2 AND 6.3 OF THIS LEASE) ARE COMMERCIALLY REASONABLE AND VALID AND, AS TO EACH SUCH CHARGE OR AMOUNT, CONSTITUTES A “METHOD BY WHICH THE CHARGE IS TO BE COMPUTED” FOR PURPOSES OF SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE (AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED), EVEN THOUGH SUCH METHODS MAY NOT STATE PRECISE MATHEMATICAL FORMULAE FOR DETERMINING SUCH CHARGES; PROVIDED, FURTHER, THAT NOTWITHSTANDING THE FOREGOING, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH ACTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.

          13.9     Landlord’s Default.  Landlord shall be in default under this Lease if Landlord fails to perform any of Landlord’s obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord, provided that if such failure cannot reasonably be cured within said 30-day period, Landlord shall not be in default hereunder if the curative action is commenced within said 30-day period and is thereafter diligently pursued until cured.  In no event shall (a) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder, or (b) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.9.  Tenant is granted no contractual right of termination by this Lease except as may be expressly set forth herein, and Tenant is granted no contractual right of offset or deduction with respect to Tenant except to the extent expressly set forth in this Lease.  IN NO EVENT SHALL LANDLORD BE LIABLE FOR ANY PUNITIVE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS LEASE, EVEN IF TENANT OR LANDLORD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ANY CLAIMS FOR SUCH DAMAGES BEING HEREBY KNOWINGLY AND VOLUNTARILY WAIVED AND RELEASED BY TENANT FOR ALL PURPOSES UNDER AND IN CONNECTION WITH THIS LEASE AND THE PREMISES.

ARTICLE XIV

SUBORDINATION AND ATTORNMENT

          14.1     Subordination.  Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any ground lease, mortgage or deed of trust and all liens created pursuant to future advances thereunder which are now or which may from time to time be placed upon the Premises, the Building, the Property or any part thereof, and any such ground lease, mortgage or deed of trust and all modifications, consolidations, replacements and extensions thereof (all such encumbrances being collectively referred to herein as the “Encumbrances” or individually as an “Encumbrance”) will be superior to and have priority over this Lease.  This Section 14.1 is self-operative and no further instrument of subordination is required, except as is otherwise expressly provided in this paragraph below.  Notwithstanding the foregoing, it is agreed that any holder of a ground lease, lien, mortgage or deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its lien, mortgage, deed of trust or ground lease by executing unilaterally an instrument of subordination or placing a clause of such subordination in any pleadings or in its lien, mortgage, deed of trust or ground lease instrument and recording the same.  Notwithstanding the foregoing provisions of this paragraph, it is agreed that as a condition to Tenant’s subordination under this Section 14.1, Landlord shall be required to deliver to Tenant a form of non-disturbance agreement mutually and reasonably acceptable to and executed by both Tenant and Landlord’s mortgagee or ground lessor.

          14.2     Attornment.  Tenant further covenants and agrees that if the lessor of any ground lease acquires title to the Property through termination or assignment of such ground lease or if the holder of any mortgage or deed of trust acquires the Premises by foreclosure or deed in lieu of foreclosure, or if any other party acquires the Premises as a purchaser at any foreclosure sale (any such lessor of any ground lease, holder of any mortgage or deed of trust or purchaser at a foreclosure sale being each hereinafter referred to as the “Purchaser”), Tenant will thereafter, but only at the option of the Purchaser, as evidenced by the written notice of the Purchaser’s election given to Tenant within a reasonable time after the Purchaser’s acquisition of title, attorn to such Purchaser and remain bound by novation or otherwise to the same effect as if a new and identical lease containing the terms of this Lease between the Purchaser, as Landlord, and Tenant, as tenant, had been entered into for the remainder of the Term of this Lease effective on the date of the Purchaser’s acquisition of title.

          14.3     Further Documentation.  Tenant agrees to execute any instrument(s) which may be deemed necessary or desirable to effect the subordination of this Lease to each such Encumbrance or to confirm any election to continue this Lease in effect in the event of foreclosure or ground lease termination or assignment, as above provided.  Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact (such power to be deemed to be coupled with an interest) of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver such instruments within five (5) days after notice from landlord requesting the execution thereof.  The Purchaser will not be liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord.  If the Purchaser requires any modification(s) of this Lease, Tenant will, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as the Purchaser requires, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s monetary obligations under this Lease.

ARTICLE XV

CERTIFICATES

          15.1     Estoppel Certificates.  Tenant agrees that upon tender of possession of the Premises and from time to time thereafter, upon not less than ten (10) days’ prior written request by Landlord, or any  mortgagee of Landlord or prospective purchaser of the Building or any interest therein, Tenant will execute, acknowledge and deliver to Landlord and for such mortgagee or purchaser a statement certifying that no breach of or default in the Lease by Landlord has occurred and that this Lease has not been modified unless such modifications are stated therein, and certifying to such other factual matters in connection with the Lease and/or Premises as may be reasonably requested by the party requesting such certificate, which estoppel certificate shall be in a form acceptable to Landlord and/or such mortgagee or purchaser.  Any such statement may be relied upon by any prospective transferee or mortgagee of all or any portion of the Building or the Property, or any assignee of any such persons.  If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance.

          15.2     Financial Statements.  Landlord will have the right to request financial statements from Tenant for purposes of selling, financing or refinancing the Building.  Tenant shall, within ten (10) business days after receipt of a request from Landlord setting forth the purposes for which such financial statement will be used, deliver to Landlord a current financial statement certified by Tenant’s chief financial officer to be true and correct and to fairly express Tenant’s then current financial condition.  All such financial statements will be received by Landlord in confidence and used only for the purposes set forth in the request, except as may otherwise be required to be disclosed under applicable law.

ARTICLE XVI

INTEREST OF LANDLORD

          16.1     Consents.  If Tenant requires Landlord’s consent under any provision of this Lease and Landlord fails or refuses to give such consent, Tenant will not be entitled to any damages for any withholding by Landlord of Landlord’s consent; it being intended that Tenant’s sole remedy will be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold Landlord’s consent or where as a matter of law Landlord may not unreasonably withhold Landlord’s consent.

          16.2     Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord will not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war or acts of terrorism or violence, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

          16.3     Best Efforts.  Whenever in this Lease or any exhibit hereto there is imposed upon Landlord the obligation to use Landlord’s best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

          16.4     Exculpation.  In any action brought by Tenant against Landlord in the event of any default by Landlord hereunder, Tenant will look only to Landlord’s interest in the Property and the Building for satisfaction of Tenant’s remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord, and no other property or assets of Landlord, disclosed or undisclosed, will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.  As used in this Section 16.4, the term “Landlord” will be deemed to include any (i) partner, (ii) principal (disclosed or undisclosed), (iii) director, officer, or shareholder of any corporation which is Landlord or a partner of Landlord, or (iv) agent, servant or employee of Landlord.

          16.5     Sale of Building.  The term “Landlord” will mean only the owner at the time in question of the fee title or a tenant’s interest in a ground lease of the Premises.  The obligations contained in this Lease to be performed by Landlord will be binding on Landlord and Landlord’s successors and assigns only during their respective periods of ownership.  In the event of a sale of the Building or assignment of this Lease by Landlord, Landlord will have the right to transfer the Security Deposit to Landlord’s vendee or assignee, subject to Tenant’s rights therein, and Landlord will thereafter be released from any liability to Tenant with respect to the return of the Security Deposit to Tenant.

ARTICLE XVII

NOTICES

          Each provision of this Lease with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, will be deemed to be complied with when and if the following steps are taken:

          (i)          All rent and other payments required to be made by Tenant to Landlord hereunder will be payable to Landlord at the address set forth in Section 1.12, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

          (ii)          Any notice or document required to be delivered hereunder must be in writing and will be deemed to be delivered, whether or not received, when delivered by receipted hand delivery or when deposited with the United States Postal Service, postage prepaid, certified or registered mail, with return receipt requested, addressed to the parties hereto in either such event at the respective addresses set forth in Section 1.12, or at such other address as they have theretofore specified by written notice delivered in accordance herewith, provided that after the Commencement Date, Tenant’s address for notice or other communication will be Tenant’s address in the Building.

ARTICLE XVIII

BROKERS

          Tenant warrants and represents that Tenant has had no dealings with any broker or agent (other than the Broker named in Section 1.13, if any) in connection with the negotiation or execution of this Lease.  Tenant hereby agrees to indemnify and hold Landlord harmless from any such claims or liability arising or resulting from anyone claiming such a commission by, through or under Tenant or by virtue of the act or commitment of Tenant.

ARTICLE XIX

RELOCATION OF TENANT

          19.1     Substitute Premises.  Landlord may, at Landlord’s option, after the Commencement Date, elect by notice to Tenant to substitute for the Premises other office space in the Building or the Hall Office Park in which the Building is located (the “Substitute Premises”) designated by Landlord, provided that the Substitute Premises contain approximately the same number of Rentable Square Feet as the Premises or greater and have a configuration and amenities substantially similar to that of the Premises with  the same number of windows and a comparable view.  Landlord’s notice will be accompanied by a plan of the Substitute Premises, and such notice or plan will set forth the number of Rental Square Feet contained in the Substitute Premises.  Tenant will vacate and surrender the Premises and will occupy the Substitute Premises promptly [and, in any event, not later than thirty (30) days] after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 19.3.  Provided Tenant has been given a reasonable amount of time to move their data and telecommunications equipment and lines.

          19.2     Substitute Premises Rental.  The Base Rental for the Substitute Premises will be the product of the Base Rental rate per Rentable Square Foot under the Lease at such time multiplied by the number of Rentable Square Feet in the Substitute Premises but in no event higher than the rental as specified in this lease.  In addition to the payment of Base Rental for the Substitute Premises, Tenant will pay the Tenant’s Pro Rata Share of Building Operating Costs and the Premises’ Pro Rata Share of Energy Costs in accordance with Section 4.2 hereof, except that the Pro Rata Shares of such costs shall be subject to adjustment based upon the number of Rentable Square Feet contained in the Substitute Premises.

          19.3     Landlord’s Obligations.  Tenant will not be entitled to any compensation by virtue of any such substitution of premises or for any inconvenience or interference with Tenant’s business due to relocation of Tenant, nor shall Tenant be entitled to any abatement or reduction of Base Rental or additional rental under this Lease by reason of such relocation; but Landlord shall, at Landlord’s expense, do the following: (i) furnish and install in the Substitute Premises fixtures, equipment, improvements and appurtenances equal in quantity and quality to those contained in the Premises at the time such notice of substitution is given by Landlord, (ii) provide to Tenant personnel to perform under Tenant’s direction the moving of Tenant’s personal property and fixtures from the Premises to the Substitute Premises, (iii) promptly reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any of Tenant’s fixtures, telephone or other communications equipment from the Premises to the Substitute Premises, and (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs including marketing materials, ads, stationary, business cards and signage incurred by Tenant in connection with the Tenant’s move from the Premises to the Substitute Premises, provided such costs are approved by Landlord in advance, which approval will not be unreasonably withheld or delayed.

          19.4     Tenant’s Obligations.  Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of Landlord’s obligations under this Article XIX and the prompt surrender by Tenant of the Premises.  Without limiting the generality of the preceding sentence, Tenant agrees (i) to provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord, and (ii) to promptly perform in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant’s occupancy.

          19.5     Status of Lease.  From and after the date that Tenant actually vacates and surrenders the Premises to Landlord, this Lease (i) will no longer apply to the Premises, except with respect to obligations which accrued on or prior to such surrender date, and (ii) will apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.  Notwithstanding the foregoing, Tenant agrees to execute and deliver to Landlord, upon request therefor, an amendment confirming the substitution of the Substitute Premises for the initial Premises pursuant to this Article XIX.

ARTICLE XX

MISCELLANEOUS

          20.1     No Implied Waiver.  No provision of this Lease will be deemed to have been released or waived by Landlord unless such release or waiver is in writing and is signed by Landlord.

          20.2     No Recording.  Tenant agrees that Tenant will not record this Lease or a memorandum thereof or a reference thereto without first securing the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion.  However, Tenant agrees upon the written request of Landlord to execute, acknowledge and deliver to Landlord a memorandum of lease in recordable form.  Such memorandum shall not be deemed to change or affect any of the obligations or provisions of this Lease.

          20.3     Independent Contractor.  It is understood and agreed that in leasing and operating the Premises, Tenant is acting as an independent contractor and is not acting as agent, partner, joint venturer or employee of Landlord, and nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant.

          20.4     Additional Amenities.  Tenant acknowledges that Landlord may make additional amenities available within Hall Office Park, including without limitation access to notary services, discount priced tickets for community activities, availability of a childcare and/or a health club facility, and artwork for view. Tenant acknowledges and agrees that it is not a condition of this Lease that any such amenities, which are not included in the services and utilities referenced in Article VI above, be provided. Tenant further acknowledges and agrees that availability of such amenities may be discontinued without notice at any time and that there is no assurance that any artwork that may be located within Hall Office Park will remain at a specific site thereon for any period of time or remain thereon for the term of this Lease. Tenant further acknowledges and agrees that, for any amenities available within Hall Office Park that are provided by a third-party provider, Tenant will not attempt to hold Landlord liable for any action or inaction of such third-party provider, and any attempt to hold Landlord liable therefor shall constitute a breach by Tenant of this Lease.

          20.5     Survival.  All of the terms, conditions, covenants, promises and agreements contained  in this Lease (including, without limitation, each indemnity and hold harmless agreement contained herein) will survive the expiration or termination of this Lease with respect to all rights or remedies which have accrued prior to such expiration or termination.

          20.6     Severability.  If any term or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant will be deemed and construed as a separate and independent covenant of Tenant and not as dependent on any other provision of this Lease.

          20.7     Amendments.  This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.  No custom or practice which may arise between the parties in the administration of the terms, provisions, covenants and conditions hereof will be construed to modify, waive or lessen the rights of Landlord hereunder.

          20.8     Binding Effect.  The terms, provisions, covenants and conditions contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, and upon such parties’ respective permitted assigns, successors in interest and legal representatives, except as otherwise herein expressly provided.

          20.9     Gender.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

          20.10    Captions; Section References.  The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms, provisions, covenants and conditions of this Lease.  Any reference herein to an article, paragraph or section shall mean and refer to an article, paragraph or section of this Lease unless otherwise expressly specified.

          20.11    Exhibits.  All exhibits, attachments, annexed or referenced instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

          20.12    Entire Agreement.  This Lease, and the attachments, riders and exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.  All understanding and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party is relying upon any statement or representation not embodied in this Lease or in other written agreement(s) made concurrently herewith.

          20.13    Counterparts.  This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

          20.14    Governing Law and Venue; Miscellaneous.  This Lease and all of the transactions contemplated herein shall be governed by and construed in accordance with the laws of the State of Texas, and Landlord and Tenant both irrevocably agree that their respective agreements and obligations hereunder will be performable in Frisco, Texas, and that venue for any action arising under or relating to the terms of this Lease shall be in Dallas County, Texas.  In no event shall any charges permitted under this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

          20.15     No Reservation; Interpretation.  Submission by Landlord of  this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.  The terms and conditions of this Lease represent the result of negotiations between Landlord and Tenant, each of which were represented and/or had the opportunity to be represented by independent legal counsel and neither of which has acted under compulsion or duress; consequently, the normal rule of construction that any ambiguity be resolved against the drafting party shall not apply to the interpretation of this Lease or of any exhibits, addenda or amendments hereto.

          20.16     Guaranty.  INTENTIONALLY LEFT DELETED

          20.17     Tenant’s Representations.  Tenant hereby represents, as an inducement to Landlord to enter into this Lease, that the person signing below is duly authorized and empowered by all necessary corporate resolutions, partnership votes, or other required acts of his principal to execute this Lease as the act of the Tenant hereunder, and the Tenant agrees it shall not assert, in any action between the Landlord and Tenant, that execution of this lease was not duly authorized.  Unless Tenant is a publicly traded corporation, Tenant will furnish Landlord with copies of (i) a file-stamped copy of its’ articles of incorporation, certificate of partnership or articles of organization as filed with the Secretary of State in the State which it is filed; (ii) a copy of Tenant’s registration/authorization to do business in the State of Texas filed with the Secretary of State.

          20.18     OFAC Certification.  Tenant hereby certifies that, to the best of Tenant’s current actual knowledge, (i) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specifically Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or its equivalent; and (ii) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.  TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD AND ALL LANDLORD-RELATED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATION.  Landlord hereby certifies that, to the best of Landlord’s current actual knowledge, (i) Landlord is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specifically Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or its equivalent; and (ii) Landlord is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.  LANDLORD HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS, TENANT AND ALL TENANT-RELATED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATION).  The indemnification obligations set forth in this Section 20.16 shall survive the expiration or earlier termination of this Lease.

NOTICE OF INDEMNIFICATION

The parties to this Lease agreement hereby acknowledge and agree that this lease agreement contains certain indemnification provisions.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Made and entered into as of the 29th day of July, 2005.

LANDLORD:

HALL 2801 NETWORK ASSOCIATES, LTD.
a Texas limited partnership

By:	Phoenix/Inwood Corporation,
a Texas corporation

By:	/s/ Mark Depker 8/9/05

Mark Depker
Its:	Vice President

TENANT:

AVATAR SYSTEMS, INC.
a Texas corporation

By:	/s/ Robert C. Shreve, Jr.

Robert Charles Shreve, Jr.
Its:	Chief Executive Officer

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

Exhibit B

Legal Description of the Propery

EXHIBIT “C”

BUILDING OPERATING COST EXAMPLES

          1.          Building Operating Cost Exclusions.  The following are, without limitation, examples of costs excluded from the computation of Building Operating Costs:

                       (a)          leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Building;

                       (b)          costs incurred by Landlord in the discharge of its obligations under Exhibit ”F”;

                       (c)          costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

                       (d)          Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rental, Energy Costs and Building Operating Costs payable under the lease with such tenant or other occupant;

                       (e)          any depreciation and amortization on the Building except as expressly permitted herein;

                       (f)          costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building;

                       (g)          interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

                       (h)          all items and services for which Tenant reimburses Landlord outside of Building Operating Costs or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

                       (i)          advertising and promotional expenditures;

                       (j)          repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds; and

                       (k)          repairs resulting from any defect in the original design or construction of the Building.

          2.          Building Operating Costs.  The following are, without limitation, examples of Building Operating Costs:

                       (a)          Labor Costs.  Costs, charges and expenses incurred for the services of the following classes of employees of Landlord and/or independent contractors performing services required or utilized in connection with the operation, repair and maintenance of the Building and Common Areas including, without limitation, all expenses incurred by Landlord or on Landlord’s behalf which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement:

                                      (i)          the building manager, assistants and the clerical staff assigned to the Building;

                                      (ii)          window cleaners, elevator operators, and miscellaneous handymen;

                                      (iii)         porters, cleaners and janitors employed in and about the Building and Common Areas;

                                      (iv)         watchmen, caretakers, security guards and persons engaged in patrolling and protecting the Building, Common Areas and the Property;

                                      (v)          superintendents, assistant superintendents, carpenters, engineers, firemen, mechanics, electricians and plumbers and any and all other Building personnel engaged in the operation, repair and maintenance of any part of the Property, the Building, the Common Areas, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building and Common Areas; and

                                      (vi)         personnel, but not officers or executives of Landlord, if such personnel are full time on-premises employees at the Building and Common Areas.

                       (b)          Supplies.  The cost of materials and supplies, including, without limitation, toilet supplies, keys and signs used in the operation, repair and maintenance of the Building and Common Areas.

                       (c)          Replacement.  The cost of replacements for tools and equipment used in the operation, repair and maintenance of the Building and Common Areas.

                       (d)          Professional Fees.  Legal or other professional fees incurred in connection with Building and Common Areas operations excluding fees paid in connection with leasing activity.

                       (e)          Contractors.  Amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, the Common Areas, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and Common Areas.

                        (f)          Management.  Administrative and management fees for the Building (if Landlord manages the Building, the amount included for management fees will not exceed the amount typically charged by independent management companies in the North Dallas Market area.).

                       (g)          Insurance.  Premiums paid by Landlord for property insurance, whether all risks or fire and extended coverage insurance, earthquake and extended coverage insurance, liability, commercial general liability insurance, and other insurance customarily carried from time to time by landlords of first class office buildings or, if Landlord self-insures with respect to any risks, an amount equal to the cost of the premiums for such policies.

                       (h)          Water.  Water and sewer charges.

                       (i)           Taxes.  Taxes, including without limitation (i) real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) personal property taxes for the Building’s personal property, including license expenses, (iii) franchise fees, (iv) taxes imposed on services of Landlord’s agents and employees, and (v) all other taxes or fees now or hereafter levied by any governmental authority on the Building, the Property or its contents or on the operation and use thereof but excluding income taxes.

                       (j)          Decorations.  The cost of painting or otherwise decorating any part of the Building including holiday decorations for the lobby and other public portions of the Building and Common Areas below the second floor.

                       (k)         Landscaping.  Landscape expenses.

                       (l)          Equipment Rentals.  Rental costs of equipment or other personal property used in connection with the management, operation or repair of the Property, the Building, Common Areas and the appurtenances thereto.

                       (m)        Cost Savings and Additional Improvements.  The amortization of the cost of the following items, the cost of such items to be amortized for items (i) and (ii) below, over a minimum period of the lesser of (A) the useful life thereof, or (B) ten (10) calendar years, and for item (iii) below, the shortest of (A) the useful life, (B) ten (10) years or (C) the “pay back period”, i.e., the period in which cost of the equipment or improvement is predicted to equal cost savings resulting from such installation; all such costs to be calculated without interest:

                                     (i)          improvements, additions, changes or replacements required to be made to the Property, the Building or the equipment thereof by changes enacted from and after the Effective Date to any law, ordinance or requirement of any governmental authority having jurisdiction thereof;

                                     (ii)         replacement of component parts of the Building and Building equipment and property; and

                                     (iii)        expenditures of a capital nature if such capital expenditures are reasonably expected to result or do result in cost savings.

                       (n)          Association Dues, Etc.  Costs associated with or attributed to maintaining the grounds of Hall Office Park, artwork at Hall Office Park, or  Hall Office Park amenities, including any costs associated with membership in or charges by a Property Owners’ Association or similar organization, presently existing or hereafter created.

                       (o)          Other Costs.  All other incurred costs and charges which are generally recognized by the City of Dallas, Texas real estate industry as constituting operating costs of a first-class office building or the land on which the Building is situated.

          3.          Net Character.  Building Operating Costs shall be “net” only, and for that purpose shall be reduced by the amounts of any reimbursement or credit owed to Landlord from any source (other than tenants’ proportionate shares of Building Operating Costs), including Tenant and other tenants of the Building.

EXHIBIT “D”

RULES AND REGULATIONS

          1.          Parties.  For purposes of these Rules and Regulations, “tenant” includes the servants, employees, agents, invitees and licensees of such tenant, others permitted by such tenant to use or occupy such tenant’s premises, and anyone for whom such tenant is otherwise legally responsible.

          2.          After Hours Air Conditioning.  Air conditioning (both heating and cooling) shall be provided by Landlord from Monday through Friday only between the hours from 7:00 A.M. to 7:00 P.M. and on Saturday only between the hours from 7:00 A.M. to 2:00 P.M.  No air conditioning (heating or cooling) will be provided on Sundays or on state or national legal holidays.  If any tenant shall require air conditioning (heating or cooling) at hours or on days other than as specified above, Landlord agrees to furnish the same for the area designated in a written request delivered by such tenant to the Building Manager (or, if none, then the Project Manager) not later than 3:00 p.m. of the first business day next preceding the date upon which such tenant requests such extra usage.  For such service, such tenant shall pay Landlord, upon delivery of an invoice Landlord’s then established charges therefor.  As of the date of this Lease, the current after-hour HVAC for the building is Fifty and No/Dollars ($50.00) per hour.  This amount may increase if Landlord’s actual costs increase.

          3.          Electrical Equipment.  Landlord has not agreed to furnish electrical capacity for the Premises in excess of five (5) watts per Rentable Square Feet.  If any tenant requires electricity in excess of that which Landlord has agreed to provide, Landlord will, upon the written request of such tenant and the written agreement of such tenant to pay all costs and expenses for the same, make reasonable efforts to supply such service through the then existing feeders servicing the Building.  No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated so as to impair or interfere with any of the Building’s services or the proper and economic heating, cooling, cleaning or other servicing of any portion of the Building or so as to disturb other tenants, and machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

          4.          Common Areas.  The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant’s premises, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose.  No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants.  Fire exits and stairways are for emergency use only and shall not be used for any other purpose by the tenants.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its reasonable judgment, deems best for the benefit of the tenants generally.

          5.          Nails, Hooks.  No nails, hooks or screws shall be driven into or inserted in any part of the Building without consulting Building maintenance personnel (except as customarily used for normal office artwork and the Tenant’s AV screen).

          6.          Signs.  No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Landlord.  No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord.

Tenant may install their business name and/or logo as a sign inside their Premises provided Landlord has been given all specifications and design in advance and it does not violate any of Landlord’s customary standards.  In the event of the violation of the foregoing by any tenant, Landlord may remove the violating material without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.  Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.  Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

          7.          Hazards.  Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with laws, rules or regulations of any governmental authority or any restrictive covenants, mortgages, deeds of trust or other encumbrances affecting the Building, Premises or Property.  In addition, tenant shall not use or keep in the Building any inflammable explosive fluid or substance or otherwise dangerous fluid, chemical or substance or any illuminating material, unless it is battery powered, Underwriters’ Laboratory approved.

          8.          Heavy Equipment.  Landlord shall have the power to prescribe the weight and position of safes or other heavy equipment which may over stress any portion of the floor.  All damage done to the Building by the improper placing of heavy items which over stress the floor will be repaired at the sole expense of the tenant that causes such damage.  If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

          9.          Security.  All entrance doors in the Premises shall be left locked when the Premises are not in use.

          10.        Deliveries, Removals.  All deliveries must be made through the service entrance and service designated elevator during normal working hours which hours will be determined by the Landlord from time to time.  Prior approval must be obtained from the Landlord for any deliveries that must be received before or after normal working hours.  All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours, in such elevators and in such manner as Landlord or its agent may determine from time to time.  The persons employed to move safes and other heavy objects shall be acceptable to Landlord.  Arrangements will be made with Landlord by any tenant moving large quantities of furniture and equipment into or out of the Building.  All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by the applicable tenant to Landlord on demand.

          11.        Cleaning.  All tenants shall cooperate with Building employees in keeping all parts of the Building neat and clean.

          12.        Hallways.  No showcases or other articles shall be put in front of or affixed to any part  of the exterior of the Building, nor placed in the halls, elevator shafts or stairways.

          13.        Animals.  No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the Building other than may be required by the American’s with Disabilities Act or similar state law.

          14.        Control of Access.  Landlord may refuse admission to the Building outside of normal business hours, which hours will be determined by the Landlord from time to time, to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of such times to provide appropriate identification.  Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.  Any person whose presence in the Building at any time shall,  in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.  Tenants and anyone else who desires to enter the Building outside of normal working hours will be required to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure.  Tenant is provided one (1) access card and/or keys per every three hundred (300) square feet of space leased at the Landlord’s cost which is a part of the Tenant Standard Allowance.  Any additional allocation shall be at Tenant’s cost per a current charge of Fifteen and No/Dollars ($15.00) per each new card and Three and No/Dollars ($3.00) per key.

          15.          Evacuation.  Landlord has the right to evacuate the Building in the event of emergency or catastrophe.

          16.          Window Coverings.  No awnings or other projections shall be attached to the outside walls of the Building.  Tenants shall not install any window shades, screens, drapes, covers, or other materials on or at any window in the Premises without Landlord’s prior written consent.  Tenants shall ensure that all blinds are closed on all windows in the Premises while they are exposed to the direct rays of the sun.  If Landlord shall elect to install any energy saving film on the windows of the premises or to install energy saving windows in place of the present windows, all tenants shall cooperate with the reasonable requirements of Landlord in connection with such installation and permit Landlord to have access to the premises at reasonable times during business hours to perform such work.

          17.          Damage to Common Areas.  The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants caused by any tenant shall be paid by such tenant.  Each tenant shall carry out tenant’s repair, maintenance, alterations and improvements in the premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

          18.          No Lodging.  The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

          19.          Control of Soliciting.  Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

          20.          Food Service.  Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose.  Except with Landlord’s prior written consent and in accordance with arrangements approved by Landlord, no tenant shall permit on tenant’s premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.  No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, floor polishing, cleaning or other similar services from any persons except those reasonably approved by Landlord in advance in writing to furnish such services.  Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

          21.          Additional Locks and Keys.  Additional locks or bolts of any kind which shall not be operable by the master key system for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the master key system.  Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor.  Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

          22.          Inspection of Items.  Landlord reserves the right to inspect all objects and matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter and the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of these Rules and Regulations or otherwise.

          23.          Prohibition Uses.  No tenant shall occupy or permit any portion of its premises to be occupied as an office for the possession, storage, manufacture, or sale of liquor, narcotics, illegal drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.  No tenant shall use its premises or any part thereof for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

          24.          Odors.  No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s lease.

          25.          Utility Use by Janitors.  Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

          26.          Hand Trucks.  Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

          27.          Requests by Tenant.  The requirements of tenants will be attended to only upon application at the office of the Landlord in the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

          28.          Misuse of Building Systems.  No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  Tenant shall not use water fixtures for any purpose for which they are not intended nor shall water be wasted by tampering with such fixtures.  All damages resulting from any misuse of the fixtures shall be borne by the tenant(s) causing same.

          29.          No Smoking.     No smoking is permitted in any portion of the Building or within thirty feet of any entrance to the Building.

          30.          Weapons/Firearms.  Landlord prohibits, at all times, the usage or possession of weapons of any kind, concealed or otherwise, by any tenant, or any such tenant’s employees, contractors, agents or invitees, while on or visiting any leased premises, the Building, or any related garage, sidewalks, drives, common areas or any related complex of buildings of which the foregoing are a part, except in the case of unconcealed weapons carried by licensed security personnel hired or contracted for by Landlord (if any) for security of the Building or the project of which the Building is a part.  To the extent that Landlord may consent (which consent shall be at Landlord’s sole and arbitrary discretion) to Tenant’s use of its own licensed security personnel and/or the carrying of concealed or unconcealed weapons by any such licensed security personnel hired or contracted for by any tenant for security, LANDLORD ASSUMES NO RESPONSIBILITY AND SHALL NOT BE LIABLE FOR ANY DAMAGE RESULTING FROM THE PRESENCE, ACTS OR OMISSIONS TO ACT OF ANY SUCH LICENSED SECURITY PERSONNEL HIRED OR CONTRACTED FOR BY ANY TENANT.  MOREOVER, LANDLORD SHALL HAVE NO OBLIGATION OR DUTY TO NOTIFY ANY OTHER TENANTS OF THE BUILDING OR THE PROJECT OF WHICH THE BUILDING IS A PART WITH RESPECT TO THE PRESENCE OF ANY SUCH SECURITY PERSONNEL HIRED OR CONTRACTED FOR BY ANY TENANT AT EITHER THE BUILDING OR THE PROJECT OF WHICH THE BUILDING MAY BE A PART.

          31.          Modification of Rules.  Landlord reserves the right to rescind, alter or waive any of these Rules and Regulations and to make such other and further Rules and Regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building and its Common Areas, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally herein prescribed.  In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect, and the terms and provisions of any lease now or hereafter in effect between Landlord and Tenant, the terms and provisions of the Lease shall prevail and control.

EXHIBIT “E”

LEASEHOLD IMPROVEMENTS AGREEMENT

The Premises leased by Landlord to Tenant pursuant to the Lease to which this Leasehold Improvements Agreement is attached as Exhibit “E” shall contain or receive the benefit of the following Basic Building Improvements (herein so called) regardless of any other improvements which may be constructed in the Premises pursuant hereto:

A.	Ceiling grid installed.
B.	Ceiling tiles (2x4) purchased and stacked on the floor.
C.	Sprinkler main runs installed, heads installed on the basis of 1/140 square feet turned up.
D.	HVAC with 21 zones per floor and power mixing boxes installed.
E.	Slot Diffusers installed.
F.	Window coverings/Mini Blinds installed.
G.	Parabolic lights purchased and stacked on the floor on the basis of 1/130 square feet.

It is agreed that the construction of the other initial leasehold improvements to the Premises, as described hereinbelow (and herein called the “Tenant Improvements”), shall be completed in accordance with the following procedures:

          Design of Premises.  Using information supplied by Tenant, Landlord’s architect, interior designer or consulting engineer (“Landlord’s Architect”) has, at the cost and expense of Landlord, prepared for Tenant, a layout of the Premises (the “Preliminary Space Plan”) which has been delivered to and approved by Tenant.  The approved Space Plan is hereinafter referred to as the “Final Space Plan,” and a copy of such Final Space Plan is attached as a part of Schedule 1 hereto and is hereby made a part hereof.  From the Final Space Plan, Landlord’s Architect has, at the cost and expense of Landlord, prepared certain architectural, mechanical and electrical specifications, and has further prepared and/or will hereafter prepare working drawings together with any further specifications, necessary to complete all of the proposed Tenant Improvements, contemplated pursuant to such Final Space Plan; provided, further, that the aforesaid specifications and preliminary drawings have been delivered to and approved by Tenant, and such specifications and working drawings (hereinafter referred to as the “Final Drawings”) are more fully described in Schedule 1 attached to this Exhibit “E”.

          Tenant Improvements; Construction Costs.  Upon completion of any further required drawings and/or specifications, together with receipt by Landlord of all applicable permits required with respect to the construction of the Tenant Improvements pursuant to the Final Drawings, Landlord shall install, furnish and perform (or cause to be installed, furnished and performed) with reasonable diligence the facilities, materials and work in and for the Premises comprising the Tenant Improvements as described in the Final Drawings.  The cost of the Tenant Improvements (herein, the “Construction Costs”) shall include all costs incurred by Landlord in connection with the installation and construction of such Tenant Improvements, which includes without limitation the costs for obtaining applicable permits, construction, plan and drawing preparation, telecommunication costs, cabling and wiring, all other labor and materials in connection with such construction of the Tenant Improvements, and all other costs as are reasonably related to and/or arise out of the Tenant Improvements.  It is hereby acknowledged and agreed that Landlord has already received a bid for the Construction Costs from Landlord’s contractor, which bid (the “Approved Bid”) has been delivered to and approved by Tenant, and which Approved Bid is summarized in Schedule 2 attached to this Exhibit “E” and made a part hereof.  Landlord agrees that Landlord shall (except as otherwise set forth in this Exhibit “E” hereinbelow) pay all of the Construction Costs in connection with the installation and performance of the Tenant Improvements, including any Construction Costs in excess of the Approved Bid, except as follows:  (i) Tenant agrees to pay a portion of the Construction Costs as reflected in the Approved Bid, in the total amount of Forty-one Thousand Eight Hundred One and 81/100 Dollars ($41,801.81), which payment shall be made in cash by Tenant to Landlord prior to commencement of construction of the Tenant Improvements; (ii) Tenant will further be responsible for and pay to Landlord any increases to the Construction Costs in excess of the Approved Bid which arise as a result of any change orders requested by Tenant to the Final Drawings, pursuant to Paragraph 3 of this Exhibit “E” hereinbelow or otherwise, which additional costs pursuant to any such change order shall be paid in cash by Tenant to Landlord concurrently with the execution and approval by each of Landlord and Tenant of such change order; and (iii) Tenant shall additionally be responsible for and shall pay to Landlord the cost of any additional expenses incurred by Landlord in connection with the construction of the Tenant Improvements arising by virtue of any changes to the scope of the Tenant Improvements beyond that contemplated under the Final Drawings which are required by any governmental or quasi-governmental authority and that is not contemplated under the Approved Bid, provided that Landlord will notify Tenant in writing promptly following Landlord’s receipt of notice of any such requirement of any such governmental or quasi-governmental authority, which notice shall include the Landlord’s estimate of the amount of the increase to the Construction Costs in excess of the Approved Bid resulting from any such requirement, and Tenant shall pay in cash to Landlord the amount set forth in such notice prior to Landlord’s commencement or continuation (as the case may be) of the work resulting from such requirement of such governmental or quasi-governmental authority (it being hereby further agreed that Tenant shall be entitled to contest any such requirement of any such governmental or quasi-governmental authority, in accordance with applicable procedures therefor, so long as any such contest does not delay or interfere with the timely construction of the Tenant Improvements as contemplated under this Exhibit “E”, and if Tenant succeeds in such contest, Tenant shall be entitled to any refund or reimbursement received from such governmental or quasi-governmental authority up to but not to exceed the amount of the sum theretofore paid by Tenant to Landlord in respect to any such requirement of such authority, with Landlord retaining the balance of any such refund or reimbursement).

          Change Orders.     All changes to the Final Drawings will be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Prior to commencing any change that is requested and/or desired by Tenant, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order setting forth the cost of such change, which cost will include associated architectural, engineering and construction contractor’s fees, if any, and the cost of the delay, if any, in completing the work resulting from such change, such cost being based upon the number of days of “Base Rental” (as defined in the Lease) Landlord will forego as a result of such change.  If Tenant fails to approve such change order in writing within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn Tenant’s request for the proposed change and Landlord will not construct same.  If Tenant timely approves such change order, Tenant will immediately pay to Landlord any amounts payable by Tenant in connection with the change order.

          Permits.     Landlord shall take whatever action which shall be necessary to obtain and maintain all authorizations, approvals and permits required by any governmental entity for the Tenant Improvements.  Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.

          Commencement of Term.

Commencement Date. Notwithstanding anything in the Lease to the contrary, the Term will commence upon the Commencement Date as set forth in Section 3.1 of the Lease.

          Substantial Completion.  The work shall be deemed substantially completed (“Substantial Completion”) for the purposes of this Paragraph 5, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, when (i) the Tenant Improvements have been substantially completed in accordance with the Final Drawings and all mechanical systems installed by Landlord therein are in good working condition, subject only to completion of minor punch list items which do not materially interfere with Tenant’s use of the Premises as contemplated and permitted under the Lease, and (ii) a Certificate of Occupancy for the Premises has, to the extent required for Tenant’s occupancy of the Premises, been issued by the City of Frisco, Texas, and obtained by Landlord.

Tenant Delays. Tenant will be responsible for any delay in completion of Landlord’s work and construction of the Tenant Improvements resulting from:

any request by Tenant that Landlord delay the completion of any of such work;

Tenant’s failure to supply timely any information necessary to complete the Final Drawings;

any breach or default by Tenant in the performance of Tenant’s obligations under this Lease;

any modifications, revisions and changes to the Final Drawings requested by Tenant;

          Tenant’s request for any Non-Building Standard work or delays resulting from revision of the Approved Bid (to the extent such delays are caused by Tenant’s acts or omissions to act) after the Final Drawings are approved; and

any other delay of any kind or nature caused by Tenant, its employees, agents or independent contractors.

Any such delay (individually, a “Tenant Delay,” and collectively, the “Tenant Delays”) shall extend the time for performance by Landlord of Landlord’s obligations under this Exhibit “E” by an amount of time equal to the length of such Tenant Delay, and the Commencement Date shall in such event be deemed to have occurred on the date that Substantial Completion would have occurred but for such Tenant Delays (it being agreed that, in such event, the delay so caused shall be the “net” delay, however, determined by multiplying the number of days that Tenant Delays exceed Landlord Delays).  In addition, Tenant shall, on the Commencement Date under the Lease, pay to Landlord an amount equal to one (1) day of Base Rental multiplied by the number of days of Tenant Delays in order to compensate Landlord for lost rentals resulting therefrom.  If the cost to Landlord of the Tenant Improvements is increased in any way by a Tenant Delay, Tenant shall also pay to Landlord on the Commencement Date the additional cost so incurred.

          Uncontrollable Delays; Landlord Delays.  If a delay in Substantial Completion of the Tenant Improvements, or if any substantial portion of such delay, is the result of a strike or other labor trouble, fire or other casualty, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause beyond Landlord’s reasonable control (collectively, “Uncontrollable Delays”), then each such Uncontrollable Delay shall extend the time for performance by Landlord of Landlord’s obligations hereunder by an amount of time equal to the length of such Uncontrollable Delay.  “Landlord Delays” shall mean, for purposes hereof, any delays caused by acts or omissions to act, negligence or willful misconduct of Landlord or any of Landlord’s employees, agents, contractors or representatives, which shall in any event, for purposes of this Exhibit “E”, not be considered or deemed a delay caused either by Tenant Delay or Uncontrollable Delays.

          Default.  A default by Tenant under this Exhibit ”E” will constitute a default under the Lease and Landlord may exercise Landlord’s remedies under the Lease by reason thereof.

          Defective Work.

          Punch List.  Tenant shall give Landlord a written  notice specifying any Tenant Improvements which remain to be completed or which, if completed, is defective or otherwise not substantially in accordance with the Final Drawings, within thirty (30) days after the Commencement Date and thereafter within thirty (30) days after notice from Landlord that any of the Tenant Improvements have been fully completed.  Landlord shall promptly complete or cause the completion of any incomplete work or shall promptly remedy or cause the remedy of the defective work described in any such timely notice from Tenant.

          Final Approval.  If Tenant shall fail to give such punch list notice within such thirty (30) days after the Commencement Date, or within thirty (30) days after receipt of notice from Landlord that the Tenant Improvements work has been fully completed, as the case may be, then it shall be deemed that the Tenant Improvements work has been fully completed in accordance with the Final Drawings, except for any defects or omissions in such Tenant Improvements work not observable upon a reasonable inspection.  If Tenant shall give one or more such notices within such thirty (30) day period, then it shall be deemed, except for the items set forth in Tenant’s notice and any defects or omissions not observable upon a reasonable inspection, that all of the Tenant Improvements work has been completed in accordance with the Final Drawings.

Access Before Commencement Date.

          Purposes.  Tenant shall have the right and license to access the Premises and the Building prior to the Commencement Date, but only for the purposes of (i) inspecting the work being undertaken by or on behalf of Landlord pursuant hereto, and (ii) during the last thirty (30) days immediately preceding the estimated Substantial Completion date, for performing certain move-in preparation work (which shall include, without limitation, the set up of telecommunications systems, cabling, cabling management systems for the computer/data room and the installation of the UPS system), provided that Tenant’s early access as set forth in this Paragraph 8.1 shall be limited to those areas in which the Tenant Improvements have been completed to the extent reasonably necessary to accommodate Tenant’s access thereto and the work that Tenant proposes to then undertake therein.  Any such entry by Tenant and/or Tenant’s contractors and other agents pursuant to this Paragraph 8.1 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay rent.  In that regard, Tenant and Tenant’s contractors and other agents shall provide Landlord evidence satisfactory to Landlord that each is covered under such workers’ compensation, commercial general liability, builder’s risk and property damage insurance as Landlord may reasonably request for the protection of Landlord and the Building, which evidence shall be provided to Landlord prior to any such entry and as a condition precedent thereto.

Tenant’s Obligations. In connection with any such access, pursuant to this Paragraph 8.1 or otherwise, by Tenant or Tenant’s contractors and other agents, Tenant agrees:

to cease promptly upon request of Landlord any activity which shall interfere with or delay the completion of the Tenant Improvements or the Commencement Date; and

to comply and cause Tenant’s contractors and agents to comply promptly with all procedures and regulations prescribed by Landlord from time to time.

SCHEDULE 2

Summary of Approved Bid

EXHIBIT “F”

PARKING AGREEMENT

          Landlord shall make available to Tenant at the commencement of the Term of this Lease the non-exclusive right to use, up to seventeen (17) total parking space including the amount of Parking Garage Spaces shown below, of the parking surface adjacent to the Building (the “Surface Lot”) within which tenants, and their employees, agents, advisors and invitees, may park.  There will be no charge for such use of the Surface Lot by Tenant or its employees, agents, advisors or invitees during the Term of the Lease.

          Landlord reserves the right to designate specific areas and spaces on the Surface Lot for specific designated uses (including, without limitation, designation of certain spaces for exclusive or reserved use by designated persons or parties).  Tenant shall not, however, be entitled to exclusive use of such designated parking spaces (unless granted such rights by Landlord in writing) and Landlord may, in its sole discretion, reassign the location of such designated parking spaces from time to time or at any time.  Landlord further reserves the right to promulgate rules and regulations for the use of all parking areas from time to time or at any time during the Term of this Lease.  Tenant agrees that it will employ its best efforts to prevent the use by Tenant’s employees, agents, visitors and invitees of parking spaces allocated to other tenants or designated uses.

          In addition to the parking spaces in the Surface Lot, Landlord shall make available to Tenant at the commencement of the Term of this Lease the use of nine (9) monthly parking cards (the “Cards”) to be used for gaining access to the Building parking garage (the “Parking Garage”); provided, however, that the issuance and use thereafter of such Cards shall be only upon and subject to the terms and conditions of this Exhibit “F”; provided, further, that Tenant must notify Landlord in writing within ten (10) days of the commencement of the Lease as to whether or not Tenant desires any or all of the Cards (which notice shall include identification of the specific persons who will utilize such Cards); provided, further, that Tenant shall notify Landlord in writing if the person(s) identified to utilize any such Card(s) shall change, and Tenant shall return any Cards not then being utilized by an authorized employee, agent, visitor or invitee of Tenant if such failure of use continues for ten (10) days or more at any time during the Lease Term.  In the event Tenant does not elect to use any or all of the Cards within the aforesaid ten (10) day notice period, or thereafter terminates its right to the use of one or more of the Cards, or in the event of the expiration or earlier termination of this Lease, Landlord shall have no further obligation to make Cards available to Tenant; and any Cards theretofore issued to or for the use of Tenant shall, upon such termination of Tenant’s right to use of the Cards or expiration or termination of this Lease, be returned immediately by Tenant to Landlord.  In the event that any of the Cards issued to or for the use of Tenant, or Tenant’s employees, agents, visitors or invitees, are damaged or lost, Tenant shall be required to pay to Landlord the then customary fee of Landlord for re-issuing a Card that has been so damaged or lost, which payment shall be a condition prerequisite to Landlord’s re-issuance (if applicable) of any replacement Card(s) to Tenant.

          In the event Tenant elects to use the Cards, Tenant shall contract directly with the operator (the “Operator”) of the Parking Garage and pay the security deposits and rental fees plus any applicable taxes for such Cards from time to time charged by the Operator.  As a concession to Tenant, Landlord is granting the nine (9) Parking Garage Cards at a discounted rate of Twenty Five and No/Dollars ($25.00) per space per month.  Also in consideration of this Lease, Landlord will grant Tenant years Four (4) and Five (5) at no charge as long as Tenant pays for all nine parking cards years One thru Three (1 – 3) and years Six thru Ten (6 – 10) of this lease.  It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Cards and the Parking Garage available to Tenant.  Tenant’s right to the use of such “Cards and its right to park vehicles on the Property shall be subject to compliance with the rules and regulations promulgated from time to time by the Operator and the Landlord and shall be subject to termination for the violation of any such rules or regulations upon notice from the Operator or Landlord.

Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of, or in connection with, the use of the Parking Garage or the Surface Lot by Tenant, its employees, agents, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord and the Operator harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of the use of the Cards, Parking Garage or Surface Lot by Tenant, its employees, agents, invitees and licensees.

EXHIBIT “G”

ACCEPTANCE OF PREMISES MEMORANDUM

          THIS ACCEPTANCE OF PREMISES MEMORANDUM (this “Memorandum”) is an amendment to that certain Office Building Lease (the “Lease”) dated _________________, 2005, between Hall 2801 Network Associates, Ltd., a Texas limited partnership, as Landlord, and Avatar Systems, Inc., as Tenant, covering those certain Premises (as defined in the Lease) commonly known as Suite 210, 2801 Network Boulevard, City of Frisco, Collin County, Texas.

          Tenant hereby stipulates, agrees and acknowledges that:

1.

Landlord has fully completed the construction and finish-out, if any, required to be performed or caused to be performed by Landlord under the terms of the Lease, with the exception of any “punch list” items described in Schedule 1 attached hereto and made a part hereof (the “Punchlist”).

2.

The Premises and Building (as defined in the Lease) are tenantable, the Landlord has no further obligation for construction and finish-out with respect to the Premises (except as may be specified in the Punchlist), and both the Building and the Premises are satisfactory to Tenant in all respects (except as may be specified in the Punchlist).

3.	The Leased Premises are suitable for the purpose for which they were leased by Tenant.

4.	Except as modified by this Memorandum, the Lease remains in full force and effect enforceable in accordance with its terms.

5.	The Commencement Date of the Term of the Lease is hereby amended to be ___________, 2005.

          EXECUTED this _____ day of ______________, 2005.

TENANT:

AVATAR SYSTEMS, INC.

By:

Its:

EXHIBIT “H”

TERMINATION OPTION

Tenant shall have one-time right to terminate this Lease before the Expiration Date, effective as of the date (the “Termination Date”) which is the first day after the last day of the Sixtieth (60) month on the initial Term of this Lease, which right shall be exercisable by Tenant, if at all, by Tenant delivering to Landlord written notice of termination (“the Tenant’s Termination Notice”) at least One Hundred Eight (108) days prior to the Termination Date.  As consideration for such termination right, Tenant shall deliver to Landlord the Termination Fee (as defined below) on or before the Termination Date.  The “Termination Fee” (herein so called) payable by Tenant in connection with such termination of the Lease shall be equal to the sum of: (i) Four (4) monthly installments of the Base Rental and all additional rent payable by Tenant under the Lease that would have otherwise been payable for the Premises at the rate which would have been in effect immediately following the Termination Date had this Lease not been terminated by Tenant pursuant to this Exhibit “H” (including, without limitation, Tenant’s Share of Building Operating Costs and Tenant’s Share of Energy Costs), plus (ii) the Unamortized Costs (as defined below).  As used herein, the term “Unamortized Costs” (herein so called) shall mean the sum of:  (A) the unamortized portion of the brokerage commissions paid or incurred by Landlord in connection with this Lease with respect to the Premises; plus (B) the unamortized portion of the Landlord paid Tenant Finish Costs of One Hundred Seventy Two Thousand, Nine Hundred Fifty and No/Dollars ($172,950.00) (the “Allowance”) paid and/or provided by Landlord pursuant to Exhibit “E” to the Lease; plus (C) the unamortized portion of any and all other costs of construction or other concession incurred by Landlord in connection with this Lease (including, without limitation, the amount of all Base Rental and other charges abated by Landlord pursuant to the Lease).  The items set forth in clauses (A) through (C), inclusive, in the immediately preceding sentence shall be amortized on a straight-line basis over the scheduled One Hundred Twenty (120) month initial Lease Term beginning upon the first month rental paid together with interest thereon a the rate of eight (8%) percent per annum, and the unamortized portions thereof shall be determined based upon the unexpired portion of the initial Lease Term as of the Termination Date had this Lease not been so terminated pursuant to this Exhibit “H”.  Subject to the timely receipt by Landlord of Tenant’s Termination Notice and the Termination Fee, this Lease shall terminate as of the Termination Date, and Landlord and Tenant shall thereupon be relieved of any further of their respective obligations under this Lease arising from and after the Termination Date (such termination shall not, however, terminate those obligations set forth in the Lease which specifically survive expiration or earlier termination therof).

EXHIBIT “I”

OPTION TO RENEW

Provided no event of default by Tenant under this Lease then exists and Tenant is then (both as of the time of such election and on the commencement of the extended term described hereinbelow) leasing (and the Premises thus consists of) at least all of the original Premises (except as otherwise set forth in subpart 2 below), Tenant, but not any assignee or sublessee of Tenant, may renew the Term of this Lease for one (1) additional successive period of five (5) years, on the same terms and conditions provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord as provided hereinbelow.  Landlord and Tenant shall, if Tenant so elects to extend the Term pursuant hereto, extend same on the same terms and conditions provided in this Lease, except as follows:

          1.          The Base Rental payable for each month during each such extended term shall be the amount equal to the then prevailing Renewal Rental Rate (as defined hereinbelow); and

          2.          Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

          For purposes hereof, the “Renewal Rental Rate” (herein so called) shall mean the amount equal to the then-prevailing market base rental rate then payable by tenants having a credit standing substantially similar to that of Tenant, for new leases of premises of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the immediate market area of the Premises and leased for an extended term approximately equal to the subject extended term, and taking into consideration Landlord’s costs for tenant improvements, commissions, architectural fees and other cash and non-cash tenant inducements which may or may not be granted in connection with any such extension and renewal of the Term of the Lease (it being hereby acknowledged and agreed that Landlord shall not be required in connection with any such renewal or extension to offer or grant any such concessions or inducements except to the extent that it is determined and/or mutually agreed upon by Landlord and Tenant, pursuant to the process set forth in this paragraph below, that such concessions or inducements are to be granted by Landlord to Tenant as a part of the determined Renewal Rental Rate).  If Tenant desires to renew the Term of the Lease of the Premises pursuant to this Exhibit “I”, Tenant must notify Landlord in writing of Tenant’s intention to so renew on or before the date which is at least two hundred seventy (270) days, but no more than three hundred sixty-five (365) days, prior to the date of expiration of the initial Term of the Lease (unless Landlord and Tenant otherwise mutually agree in writing upon the terms of a renewal of the Term prior to such 365-day period).  Landlord shall, within the next thirty (30) days immediately following Landlord’s receipt of Tenant’s said notification, notify Tenant in writing of Landlord’s determination of the Renewal Rental Rate for the extended term, and Tenant shall, within the next fifteen (15) days immediately following Tenant’s receipt of Landlord’s determination of such Renewal Rental Rate, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of such Renewal Rental Rate.  If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of such Renewal Rental Rate, the Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to the Lease to reflect the extension of the Term of the Lease and change in Base Rental in accordance with this Exhibit ”I”.  If (i) Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of such Renewal Rental Rate, or (ii) Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of such Renewal Rental Rate within the aforesaid fifteen (15) day period, then, in either such event, the parties will then attempt, within the next thirty (30) days following either (a) Landlord’s receipt of Tenant’s notice of rejection of Landlord’s determination or (b) expiration of the aforesaid thirty (30) day period without notification from Tenant of acceptance or rejection of Landlord’s determination, as the case may be, to agree upon the Renewal Rental Rate.  If the Landlord and Tenant are able to agree upon the Renewal Rental Rate during such thirty (30) day period, then the Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to the Lease to reflect the extension of the Term of the Lease and change in Base Rental in accordance with this Exhibit “I”; but if the Landlord and Tenant are unable to so agree upon the Renewal Rental Rate within such fifteen (15) day period, then within fifteen (15) days following the expiration of the aforesaid 15-day period, Landlord and Tenant shall each appoint an independent real estate appraiser who has been a member of the Appraisal Institute of America (MAI) for at least five (5) years prior to such date and each of which has at least ten (10) years’ commercial real estate appraisal experience for office space in office buildings in the Dallas-Plano-Frisco area of Texas (together with the third Appraiser described below, herein called the “Appraisers”), and such Appraisers shall then, within ten (10) days after their designation, select an independent third Appraiser with like qualifications; provided, that Landlord and Tenant shall then each provide all three such Appraisers with the Renewal Rental Rate determined and proposed by each such party, and the aforesaid three Appraisers shall then decide, within fifteen (15) business days after the selection of the third Appraiser, which Renewal Rental Rate proposed by Landlord or Tenant shall be the Renewal Rental Rate for the applicable extended term, and such determination shall be binding upon Landlord and Tenant and Landlord and Tenant shall then enter into an amendment to the Lease to reflect the extension of the Term of the Lease and the change in Base Rental in accordance with this Exhibit “I”.

          Landlord shall lease the Premises to Tenant during the extended term in the condition of such Premises as existed on the date of expiration of the initial term of the Lease, and Landlord shall not (unless otherwise agreed upon in writing executed by Landlord at such time and/or except as is otherwise provided in Paragraph 2 of this Exhibit “I” above) be required to undertake any work or improvements or to provide to Tenant any allowances or other tenant concessions or inducements in connection with Tenant’s renewal and extension of the Lease Term with respect to the Premises pursuant hereto.  Tenant’s rights under this Exhibit ”I” shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease (except for an assignment permitted in accordance with the terms and conditions of the Lease which results in the assignee thereof receiving assignment of all of Tenant’s interests in and under the Lease and in and to the Premises) or sublets any portion of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit ”I”, time being of the essence with respect to Tenant’s exercise thereof.  Notwithstanding anything to the contrary set forth in this Exhibit “I”, it is hereby agreed that no assignee (other than an assignee who has received assignment, in accordance with all terms and conditions of the Lease, of all of Tenant’s interests in and under the Lease and in and to the Premises) or other transferee of any of Tenant’s interests in the Lease nor sublessee or other transferee of any of the Premises may exercise any of Tenant’s options granted pursuant to this Exhibit “I”.

EXHIBIT “J”

RIGHT OF FIRST REFUSAL

          Subject to the existing rights with respect to the below-described Right of Refusal Space held by Fujitsu Transaction Solutions, Tenant shall have an ongoing right of first refusal (the “Right of First Refusal”) to lease the area comprising approximately 2,516 Rentable Square Feet and situated on the south front portion of the second (2nd) floor of the Building and not theretofore leased by Tenant pursuant to this Lease, as depicted on Schedule 1 attached hereto and made a part hereof (the “Right of First Refusal Space”).  Such Right of First Refusal shall be exercisable by Tenant only if no event of default by Tenant under this Lease then exists and is continuing beyond the expiration of any notice and cure periods applicable thereto under the Lease, as of the date of submission of the Offer (as defined below) by Landlord to Tenant.  If Landlord receives a bona fide offer (the “Offer”) from a prospective tenant to lease all or any part of the Right of First Refusal Space, and provided that Fujitsu Transaction Solutions has not elected to exercise its superior right with regard to such Right of First Refusal Space, Landlord shall give Tenant written notice of such fact, setting forth in such notice all of the material terms and conditions of such Offer.  After Landlord notifies Tenant in writing of such an Offer, Tenant shall have ten (10) days to exercise the Right of First Refusal by written notice to Landlord.  If Tenant exercises the Right of First Refusal, Tenant shall be required to lease all of the Right of First Refusal Space that is the subject of the Offer.  If Tenant fails to notify Landlord of its election within the aforesaid ten (10) day period, Tenant shall be deemed to have waived the Right of First Refusal with respect to the Offer.  Upon any exercise by Tenant of the Right of First Refusal in accordance herewith, Landlord and Tenant shall promptly execute, at the request of either, an amendment to this Lease whereby Tenant leases such space, provided that the terms of such lease of such Right of First Refusal Space shall in such event be upon the same terms and conditions as set forth in the original Lease with prorated allowances for the remaining term if this Right of First Refusal is acted upon during the first twelve (12) months of the initial Lease Term only and thereafter at the rental rate, length of term and allowances for such space shall be the rental terms as set forth in the Offer, and the amendment shall contain the other specific terms of the bona fide Offer that are inconsistent with the then terms of the Lease).  If Tenant exercises the Right of First Refusal and Landlord is required, in accordance with the Offer, to construct improvements to such space, Landlord will deliver such space ten (10) days after the later to occur of:  (i) the date upon which the leasehold improvements to be constructed in such space have been substantially completed in accordance with the construction drawings for such leasehold improvements; or (ii) the issuance of a certificate of occupancy or other occupancy permit, if required by applicable law, for such space.  If Tenant exercises the Right of First Refusal and Tenant elects, in accordance with the Offer, to either accept such space “as-is, with all faults” or to construct improvements to such space, Landlord will deliver such space to Tenant either (1) within five (5) days after the execution of an amendment to the Lease whereby Tenant leases such space, or (2) at the time the space was to be delivered to the prospective tenant under the Offer, whichever is later.  If Tenant fails or refuses to exercise such Right of First Refusal or is deemed to have waived such Right of First Refusal with respect to such space the subject of such Offer, then such Right of First Refusal shall lapse as to such then applicable third party Offer, time being of the essence with respect to the exercise thereof, and Landlord may thereafter lease the applicable space, in whole or in part, to the prospective tenant identified in such Offer on the terms set forth in the Offer or on terms for a Net Effective Rate (as defined hereinbelow) which is not lower than that offered to Tenant pursuant to the Offer by more than twenty percent (20%); it being hereby agreed that, as used herein, the term “Net Effective Rate” shall mean the actual rental rate to be received per year, on the average, during the proposed term determined by deducting from the face rental value for the term thereof the dollar value of all inducements, free rent, tenant improvements and other concessions proposed to be given.  Tenant may not exercise its rights under this Exhibit if an event of default by Tenant exists and is continuing (beyond the expiration of any notice and cure period applicable thereto under the Lease) at the time of the Offer.  Tenant’s rights under this Exhibit shall further terminate if the Lease or Tenant’s right to possession of the Premises is terminated.  Tenant’s rights under this Exhibit shall further automatically terminate if (a) Tenant assigns any of Tenant’s interests in the Lease (except for an assignment permitted in accordance with the terms and conditions of the Lease which results in the assignee thereof receiving assignment of all of Tenant’s interests in and under the Lease and in and to the Premises) or (b) Tenant fails to timely exercise Tenant’s right of refusal in accordance with the terms and conditions of this Exhibit (time being of the essence with respect to Tenant’s exercise thereof).  Notwithstanding anything to the contrary set forth in this Exhibit, it is hereby agreed that no assignee (other than an assignee who has received assignment, in accordance with all terms and conditions of the Lease, of all of Tenant’s interests in and under the Lease and in and to the Premises) or other transferee of any of Tenant’s interests in the Lease nor sublessee or other transferee of any of the Premises may exercise any of Tenant’s rights granted pursuant to this Exhibit.

EXHIBIT “J-1”

RIGHT OF FIRST REFUSAL FLOORPLAN